Filed with the Securities and Exchange Commission on December 16, 1996

                              Registration No. 333-16589


                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549


                               Amendment No. 1 to
                                    Form SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     FRANKLIN CONSOLIDATED MINING CO., INC.
                         (Name of small business issuer)


Delaware                            1070                     13-2878202
(State or jurisdiction      (Primary Standard Industrial        (I.R.S. Employer
of incorporation or          Classification Code Number)     Identification No.)
organization)

                                76 Beaver Street
                                    Suite 500
                            New York, New York 10005
                                  212-344-2828

                                J. Terry Anderson
                                    President
                (Name, address, including zip code, and telephone
                    number, including area code, of agent for
                               service of process)


Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each Class   Number of Shares   Proposed        Total Aggregate   Amount of
of Securities to be   to be Registered   Offering Price  Offering Price    Registration
Registered                                                  Per Share      Fee
---------------------------------------------------------------------------------------
Common Stock            9,200,000        $.0625          (1)  $575,000     $383.33
par value $.01
per share

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average high and low prices reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of December 13, 1996.

The registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Cross Reference Sheet Showing location in the Prospectus of Information required by Items in Part I of Form SB-2

Form SB-2 Item Number and Caption                       Prospectus Caption

1.  Front of the Registration Statement
     and Outside Front Cover Page of Prospectus.   Outside Front Cover Page

2.  Inside Front and Outside Back Cover Page of    Inside Front and Outside Back
     Prospectus.................................   Cover Page

3.  Summary Information and Risk Factors........   Prospectus Summary, High
                                                   Risk Factors

4.  Use of Proceeds.............................   Use of Proceeds

5.  Determination of Offering Price.............   Outside Front Cover Page,
                                                   High Risk Factors

6.  Dilution....................................   Not Applicable

7.  Selling Security Holder.....................   Selling Security  Holder

8.  Plan of Distribution........................   Plan of Distribution

9.  Legal Proceedings...........................   Legal Proceedings

10. Directors, Executive Officers
         Promoters and Control Persons..........   Management

11. Security Ownership of Certain Beneficial       Security Ownership of certain
         Owners and Management .................   beneficial Owners and
                                                   Management

12. Description of the Securities Registered....   Description of Securities

13. Interest of Named Experts and Counsel.......   Experts and Counsel

14. Statement as to Indemnification.............   Disclosure of Commission
                                                   Position on Indemnification
                                                 for Securities Act liabilities.

15. Organization  Within Last Five Years........   Not Applicable


16. Description of Business.....................   Prospectus Summary,
                                                   Description of Business

17. Management's Discussion and Analysis or        Management's Discussion
       Plan of Operation........................   And Analysis or Plan of
                                                   Operation

18. Description of Property.....................   Description of Property

19. Certain Relationships and Related
      Transactions..............................   Certain Transactions

20. Market for Common Equity and Related           Market for Common Equity
         Stockholder Matters Information........   and Related Matters.

21. Executive Compensation......................   Executive Compensation

22. Financial Statements........................   Financial Statements

23. Changes in and Disagreements with Accountants
          On Accounting and Financial Disclosure.  Changes in and Disagreements
                                                  with accountants on accounting
                                                   and financial disclosure

                            DATED DECEMBER 16th, 1996
PROSPECTUS
                     FRANKLIN CONSOLIDATED MINING CO., INC.

                                9,200,000 Shares
                                  Common Stock
                            par value $.01 per share

     This prospectus relates to the offer and sale of up to an aggregate of 9,200,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") of Franklin Consolidated Mining Co., Inc., a Delaware corporation (the "Company" or "Franklin") by a Selling Security Holder (the "Selling Security Holder") of Franklin. See "Selling Security Holder."


     An investment in the Shares is subject to a high degree of risk. See "Investment Considerations."

     The Selling Security Holder acquired the Shares pursuant to a private transaction with the Company. See "Recent Sales of Unregistered Securities" in
Part II. Information not required in Prospectus in the Registration Statement.

     The consideration for the sale of the Shares to the Selling Security Holder was determined through registration with the Company after consideration by the Company of certain factors such as market price for the Common Stock, lack of immediate liquidity of the Shares and prevailing market conditions. The Selling Security Holder will arbitrarily determine the selling price of the Shares based upon certain factors such as the market price for the common stock and prevailing general market conditions.


     The Company will not receive any of the proceeds from the sale of any of the Shares. The Company, however, has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Security Holder. See "Other Expenses of Issuance and Distribution" in
Part II Information not Required in Prospectus in the Registration Statement.

     The Common Stock is quoted on the NASDAQ Stock Market under the symbol "FKCM." On December 13, 1996, the last reported sale price of the Common Stock was $.0625 per share.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state. Investors should carefully review the risk factors set forth in the prospectus before investing in the securities offered hereby.


               The date of this Prospectus is DECEMBER 16th, 1996.

                             ADDITIONAL INFORMATION



     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Documents filed by the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street N.W., Washington, D.C. 20006, on which exchange the Company's Common Stock is listed.

     Recently the Company has commenced filing its reports, proxy statements and other information with the Commission electronically. The Commission maintains a web site that contains such reports, proxy and information statements and other information filed electronically by the Company which can be accessed at http://www.sec.gov.


                     INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-9416) are incorporated in this Prospectus by reference and hereby made a part hereof:

     1994  Annual  Report  to  Stockholders   and  Definitive   Proxy  Materials
distributed to the Stockholders of the Company on November 4, 1995 in connection with Annual Meeting of Shareholders held on November 30, 1995

     Annual Report of the Company on Form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995

     Quarterly Report of the Company on From 10-QSB as filed with the Securities and Exchange Commission for the quarter ended March 31, 1996

     Quarterly Report of the Company on From 10-QSB as filed with the Securities and Exchange Commission for the quarter ended June 30, 1996

     Quarterly Report of the Company on From 10-QSB as filed with the Securities and Exchange Commission for the quarter ended September 30, 1996

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference herein and to be a part here of from the date of the filling of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, then exhibits to such documents (except for exhibits that are specifically incorporated by reference herein). Requests for such copies should be directed to the Company principal executive offices located at 76 Beaver Street, Suite 500, New York, New York, 10005, to the attention of Robert Waligunda, Secretary (telephone no. (212) 344-2828).

     No underwriter, dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus, in connection with the offering described herein, and given or made, such information or representation other than those contained in this Prospectus, in connection with the offering described herein, an if given or made, such information or representation must not be relied upon as having been authorized by the Company the deliver of this Prospectus at any time does not imply that there has not been any change in the information set forth herein or in the affairs of the company since the date hereof. This Prospectus does not constitute any offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby, or an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby or an offer to sell or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom such offer or solicitation would be unlawful.

                                    9,200,000

                             Shares of Common Stock
                                       of

                              FRANKLIN CONSOLIDATED
                                MINING CO., INC.



Table of Contents                                                          Page


Additional Information
Documents Incorporated by Reference
Summary Information
Investment Considerations
Selling Security Holder
Plan of Distribution
Legal Proceedings
Directors, Executive Officers, Promoters
     and Control Persons
Security Ownership of Certain Beneficial
     Owners and Management
Description of Securities
Interest of Named Experts and Counsel
Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities
Description of the Business
Management's Discussion and Analysis
     or Plan of Operation
Description of Property
Certain Relationships and Related
     Transactions
Market for Common Equity and
     Related Stockholder Matters
Executive Compensation
Financial Statements
Changes In and Disagreements With
     Accountants and Financial Disclosure

                                   THE COMPANY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

     Franklin Consolidated Mining Co., Inc. "Franklin" or, (the "Company") is a development stage Delaware corporation organized for the purpose of acquiring and developing mineral resource properties. Among the Company's assets are (i) the leasehold rights (the "Hayden/Kennec Leases") to explore and develop 28 patented mining claims comprising approximately 322 acres of property in Clear Creek County, Colorado and leasehold and/or ownership interest in the adjacent mining claims comprising approximately 23 additional acres (collectively, the "Franklin Mines"), (ii) a crushing and flotation mill on the site of the Franklin Mines having a capacity to process approximately 150 tons of ore 24 hour period (the "Franklin Mill"), (iii) a fully permitted modern milling facility located in the Gold Hill mining region, and (iv) a 20% interest in a company which owns certain mining properties in the Spencer Mountain region of Colorado . The principal minerals found at the Franklin Mines are gold, silver, lead, zinc and copper.

     In February 1993, the Company and Island Investment Corp. ("Island") formed Zeus No. 1 Investments (the "Joint Venture" or "Zeus Joint Venture"), a California general partnership, to develop the Franklin Mines and the related assets of the Company. Shortly thereafter, Island assigned its rights to the Joint Venture to Gems & Minerals Corp., a subsidiary of Island ("Gems"). Presently, the Company maintains a 17.5% interest in the Joint Venture and Gems maintains an 82.5% interest. Neither the Franklin Mines nor the Franklin Mill has commenced production to date.

     The Zeus Joint Venture was primarily formed to develop the Franklin Mines and Franklin Mill pursuant to the Company's rights under the Hayden/Kennec Leases, and the future success of its operations is dependent on its ability to utilize those lease rights and/or to otherwise acquire the rights to the use of such properties and the extraction of the related resources. Pursuant to the Hayden/Kennec Leases, the Company has the exclusive right to explore, develop and mine and to extract any minerals found in the mines, lodes, veins and dumps located thereon.

     On July 3, 1996, Franklin acquired the Gold Hill Mill, a permitted modern milling facility located in Boulder County, Colorado (the "Gold Hill Mill") from Colina Oro Molina, Inc. ("COM, Inc.") for a $2,500,000 note. COM, Inc. is an affiliate of Gems and Island. The Gold Hill Mill is located within close proximity to the Franklin Mine and Franklin Mill as well as the Mogul Mines (as defined below) and will afford the Company the opportunity to expand its geographic reach into the Gold Hill Mining region. Although the Gold Hill Mill has not been commercially operated in the past or is currently operational, management contemplates that milling will occur at the Gold Hill Mill and Franklin Mill at a combined initial rate of 200 tons per day in fiscal year 1997. The Company anticipates that such capacity will be increased in the future upon the installation of additional equipment at the facilities and receipt of the appropriate regulatory approvals, if necessary.



     On September 26, 1996, the Company acquired from Gems a 20% interest in a start up entity, Newmineco, LLC, a Colorado limited liability company ("Newmineco" or "LLC") which owns the rights to the mining properties known as the Mogul Mines which consist of the Mogul Tunnel and the surrounding claims in the Spencer Mountain region the ("Mogul Mines"). The Mogul Mines, which are located in Eldora, Boulder County Colorado, are well known in the region as a historic gold resource and recently produced during bulk testing an estimated 100 tons of gold ore with an average grade of approximately 1 ounce per ton. Although the Mogul Mines were not operating when the Company acquired the 20% interest in Newmineco and are not operating currently, Newmineco has informed the Company that it is anticipating a target production rate of approximately 100 tons per day at the Mogul Mines and has informed the Company of its intention to transport such materials to the Franklin milling facilities for crushing and processing upon obtaining the appropriate regulatory approvals. As with the Gold Hill Mill, the Newmineco has no operating history to date and its projected production is predicated on obtaining all regulatory approvals and permits from various regulatory authorities.

     The Company is a Delaware corporation incorporated on December 1, 1976. The executive offices of the Company are located at 76 Beaver Street, Suite 500, New York, New York 10005, telephone number 212-344-2828.

                            INVESTMENT CONSIDERATIONS


     In addition to the other information set forth in the prospectus, prospective investors should carefully consider the following factors prior to making any investment in the Shares.

DEVELOPMENT STAGE COMPANY


     The Company is in the development stage and has suffered operating losses through September, 1996 due to its inability to effectively develop and operate its mining properties. The Company's future success is highly dependent upon the successful funding of its operations, including primarily, the successful funding and operation of the Zeus Joint Venture in which the Company has a minority profit interest. It is anticipated that the Zeus Joint Venture will have the technological and financial support necessary to bring certain of the Company's mining properties into operation; however, there is no certainty that such financing will be available and there can be no certainty that the mines will go into operation or that, if operations commence, the operations will continue or be conducted profitably. Moreover, the Gold Hill Mill and the Mogul Mines do not have any operating history; therefore, the Company's projections have no historical basis . The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of any new business, particularly those associated with mining business. No assurance may be given that the Company's proposed business plan will succeed or that significant  revenues  will be  achieved,  or that the Company  will ever become profitable. Further, it is possible that the Company will encounter delays, difficulties in obtaining additional financing, governmental interference through regulations or otherwise, or other factors which could cause significant delays to the Company. Such delays, if they occur, could have a material adverse effect on the potential success of the Company and on the ability of the Company to achieve profitable operations.


MANAGEMENT; DEPENDENCE ON JOINT VENTURE PARTNER

     The Company's success is largely dependent upon the efforts and activities of a very small management team with limited expertise in the operation of a mining business. Moreover, the Company is highly dependent upon Gems, its joint venture partner and outside consultants to develop, manage and, in the future, operate the mining properties presently leased and/or owned by the Company. While the Company anticipates that qualified personnel will be available to it, there can be no assurance that the Company will be able to successfully retain such consultants. Nonetheless, the loss of the Company's joint venture partner would have a material adverse effect on the Company's ability to implement its business plan and/or develop and operate its mining properties. At this time, there is no current arrangement to hire additional management or any negotiations with respect to entering into other joint venture arrangements. Therefore, the Company will be dependent upon the general business acumen and expertise of its current officers and directors and its joint venture partner. If the Zeus Joint Venture should terminate, no assurance can be given that the Company could find a suitable replacement therefor or that the Company's business and operations would not be adversely affected if such relationship were to be terminated for any reason. The Company has no current cash flow and depends entirely upon the Joint Venture (which has no operating history to date) and its joint venture partner, for repayment of the Company's obligations to investors and to others. Moreover, the Gold Hill Mill and the Mogul Mines do not have any operating history. There can be no certainty that the Company will generate any income or cash flow to pay its obligations. See Investment Considerations-Joint Venture Arrangements.

COMPETITION


     The Company, through its joint venture relationship, expects to be engaged in a highly competitive industry. Nearly all of the Company's competitors will have substantially greater capital, research and development, marketing and human resources and experience than the Company. While none of the Company's competitors have a large presence in the regions in which the Company maintains its properties, competitive forces may establish businesses in Colorado mining areas in the future and may represent significant long-term competition to the Company. Accordingly, future competitive forces could have a material adverse effect on the Company's viability and profitability.


ADDITIONAL FUNDING

     The Company expended, and will continue to expend in the future, directly or through the Joint Venture substantial funds to develop its mining properties as currently contemplated. The Company will not receive any of the proceeds from this offering and the Company has no current arrangement with respect to additional financing. Additionally, the Company remains highly dependent on its joint venture partner and the success of each of the Zeus Joint Venture and Newmineco. No assurance can be given that additional financing will be available to the Company on acceptable terms, if at all, or that its joint venture partner, the Zeus Joint Venture or Newmineco will continue to provide the support necessary for the Company to develop its mining properties. If additional funding becomes necessary and is not available to the Company, it could cause the Company to significantly curtail its efforts with respect to the development of its mining properties and preclude the Company from fulfilling certain of its obligations, including its obligations with respect to the Zeus Joint Venture and Newmineco.

DEPENDENCE ON SINGLE BUSINESS SEGMENT

     The Company currently has only one business segment and has no present plans or capital available to explore alternative business ventures. Accordingly, the Company's success depends entirely on its ability to develop its mining properties. There can be no assurance that the Company will be able to successfully develop its mining properties into a commercially viable business.

RECENT LOSSES

     The Company is a development stage company. It has not had any significant revenues from its interest in its mines and mills and, as a result, it has experienced losses for each of the last five years. For the year ended December 31, 1995, the Company reported a net loss of approximately $ 924,000 or $.02 per common share compared to a net loss of $381,200 or $.01 per common share for 1994. The net loss resulted primarily from the Company's inability to bring the Franklin Mines and the Franklin Mill into operation. No assurance can be given that full scale operations will commence at the Mogul Mines or that the Company will realize any income from its investment in Newmineco in the near future.

LACK OF PRODUCTION

     The Company's future production will be dependent upon the Company's success in bringing the Franklin Mines and the Franklin Mill into production as well as its development of new reserves, its ability to acquire new properties containing adequate reserves and the successful operation of the Franklin Mill. Although the Company has acquired an interest in the Mogul Mines through its acquisition of a 20% interest in Newmineco, neither the Franklin Mines, the Franklin Mill nor the Mogul Mines have begun full scale commercial operations. There can be no assurance that any of the Company's mining properties will ever come into operation or be able to produce adequate amounts of concentrates to become commercially viable ventures.

PROJECT DEVELOPMENT


     Currently, the Company's projects in development are the Franklin Mines project, the Mogul Mines project and the Gold Hill Mill project. The Company has a 20% ownership interest in Newmineco and it is anticipated that the Mogul Mines project will be placed into full production during the fourth quarter of 1996 or the first quarter of 1997. The Company owns a 17.5% interest in the Franklin Mines project through its participation in the Zeus Joint Venture. The Company incurred capital expenditures for the Franklin Mines project of approximately $234,000 in 1995 and expects to expend approximately $150,000 in 1996. It is further estimated that capital expenditures for the Gold Hill Mill will be less than $50,000 for the last two quarters of 1996.


     With respect to such projects, the Company's estimated capital expenditures for its mining projects are based upon available data and could increase or decrease depending upon a number of factors beyond the Company's control. In addition, the Company will not be able to commence production until virtually all of the capital expenditures have been incurred. Thus, if capital expenditures are higher than currently estimated, the Company may not be able to begin mining and/or milling operations until such time as additional financing is arranged, and there an be no assurance that additional financing will be available.

     Particularly in development projects, reserve estimates are, to a large extent, based upon data from drill holes and different results may be encountered when the ore bodies are exposed and mining begins. Although the Company has engaged in feasibility and engineering activities at the Franklin Mines, including testing to determine recovery rates of metals from the ore, since development projects usually have no prior operating history, it is possible that the Company may experience different economic returns from such projects than it currently forecasts. The Company has been advised that similar testing has been conducted at the Mogul Mines thereby creating similar difficulties. It is not unusual in new mining operations to experience unexpected problems during the development phase. As described under "Investment Considerations-Mining Risks and Insurance," the business of mining is subject to a number of risks and hazards, and there can be no assurance that these risks and hazards can be avoided in development of the Franklin Mines project.

EXPLORATION

     Mineral exploration, particularly for gold and silver, is highly speculative in nature, involves many risks and frequently is nonproductive. There can be no assurance that the Company's mineral exploration efforts will be successful. Once mineralization is discovered, it may take a number of years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish ore reserves through drilling to determine metallurgical processes to extract the metals from the ore, and, in the case of these uncertainties, no assurance can be given that the Company's exploration programs will result in profitable operations at the Franklin Mines, the Mogul Mine or other properties which the Company may acquire in the future.

METAL PRICE VOLATILITY

     Because substantially all of the Company revenues will be derived from the sale of gold, and perhaps in the future, silver, lead, copper and/or zinc, if the market price for these metals falls below the Company's estimated production costs and remains at such level for any sustained period, the Company may experience losses and may determine to discontinue development of a project or mining at the Franklin Mines, the Mogul Mine or other properties which may be acquired by the Company in the future. As described above under "Investment Considerations-Recent Losses," the Company has experienced losses from operations in each of the last five years due to the Company's inability to commence operations at the Franklin Mines and the Franklin Mill. While the Company hopes to be able to reduce its exposure to the volatility of gold, silver, lead, copper and/or zinc prices once the Franklin Mines and Mogul Mines are operational, there can be no assurance that it will be able to do so effectively.

COMPETITION FOR PROPERTIES

     Because mines have limited lives based on proven and probable ore reserves, the Company must continually seek to replace and expand its reserves. While the Company is one of the few mining companies operating in its Colorado mining region to date, the Company may encounter strong competition from other mining companies in connection with the acquisition of properties procuring or capable of producing gold, silver, lead, zinc and industrial minerals should competitors wish to establish operations in Colorado. In the event that such competition will develop, most of which will be with companies having greater financial resources than the Company, the Company may be unable to acquire attractive mining properties on terms it considered acceptable. In addition, there are a number of uncertainties inherent in any program relating to the location of economic ore reserves, the development of appropriate metallurgical processes, the receipt of necessary governmental permits and the construction of mining and processing facilities. Accordingly, there can be no assurance that the Company's programs will yield new reserves to replace and expand current reserves. The mining properties upon which the Zeus Joint Venture and Newmineco are based are leased from a third party, and the lease must be renewed or the Company must exercise its option to purchase the mining rights represented thereby.

RESERVES

     The ore reserve figures for the ore bodies comprising the Franklin Mines presented in this prospectus are, in large part, estimates made on behalf of the Company and no assurance can be given that the indicated level of recovery of these metals will be realized. Reserves estimated for the Franklin Mines may require revision based on actual production experience as these properties have not yet commenced production. Market price fluctuations of the Company metals as well as increased production costs or reduced recovery rates, may render ore reserves containing relatively lower grades of mineralization uneconomic and may ultimately result in a restatement of reserves. Moreover, short-term operating factors relating to the ore reserves, such as the need for sequential development of ore bodies and the processing of new or different ore grades, may adversely affect the Company's profitability in any particular accounting period.

     With respect to the Mogul Mines, reports have been done in the past with respect to the geology and deposits located thereat. However, such reports were conducted several years ago and the Company has been advised by Newmineco that it intends to conduct its own testing to generate information regarding basic line data with respect to geology and possible reserves. Therefore, there can be no assurance that the Company will have ore reserve figures available to it with respect to the Mogul Mines or that such figures will indicate that commercial production at the Mogul Mines will be economically feasible.

JOINT VENTURE ARRANGEMENTS

     The Franklin Mines project is being conducted through the Company's joint venture arrangements with Gems. As a matter of partnership law, if a joint venture partner fails to honor its obligation (including as a result of insolvency), the Company could incur losses in excess of its pro rata share of the joint venture.

     The Company estimates of its development costs and capital expenditures assume that its joint venture partner will not default in its obligations to contribute its respective portions of such costs and expenditures as set forth in the partnership agreement. If there is such a default, there can be no assurance that the Company will have the resources available to contribute additional capital to the project. Accordingly, there can be no assurance that the Company's cash flow from operations and its capital resources will be sufficient to achieve planned levels of expenditures.

GOVERNMENT REGULATION AND LEGAL PROCEEDINGS

     The Company's mining activities are subject to extensive federal, state and local laws and regulations controlling not only the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Permits from a variety of regulatory authorities are required for many aspects of mine and mill operation and reclamation. Further, legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of the Company's properties, the extent of which cannot be predicted. In the context of environmental permitting, including the approval of reclamation plans, the Company must comply with known standards, existing laws and regulations which may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. It is possible that the costs and delays associated with the compliance with such laws, regulations and permits could become such that the Company would not proceed with the development or operation of a mine.

TITLE TO PROPERTIES

     The validity of unpatented mining claims is often uncertain and may be contested. Although the Company has attempted to acquire satisfactory title to its undeveloped properties, the Company, in accordance with mining industry practice, does not generally obtain title opinions until a decision is made to develop a property, with the attendant risk that some title, particularly titles to undeveloped properties, may be defective. However, with respect to the Franklin Mines and the Mogul Mines, the Company has procured title policies and, despite some minor defects with respect to the Franklin Mines, believes that it will not have any issues with respect to defective title.

MINING RISKS AND INSURANCE

     The business of mining is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations, cave-ins, flooding and periodic interruptions due to inclement or hazardous weather conditions. Such risks could result in damage to, or destruction of , mineral properties or producing facilities, personal injury, environmental damage, delays in mining, monetary losses and possible legal liability. Although the Company maintains insurance within the ranges of industry practice, no assurance can be given that such insurance will be available at economically feasible premiums. Insurance against environmental risks (including potential for pollution or other hazards as a result of disposal waste products occurring form exploration and production) is not generally available to the Company or to other companies within the industry. To the extent that the Company is subject to environmental liabilities, the payment of such liabilities would reduce the funds available to the Company. Should the Company be unable to fund fully the cost of remedying an environmental problem, the Company might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

SMELTING CAPACITY

     The Company intends to sell substantially all of its metallic concentrates to smelters which are subject to extensive regulations including environmental protection laws. The Company has no control over the smelters' operations or their compliance with environmental laws and regulations. If smelting capacity should be severely reduced, unavailable to the Company or otherwise, it is possible that the Company's operations could be adversely affected.

                             SELLING SECURITY HOLDER


     (a) The following table sets forth certain information with respect to shares held by the Selling Security Holder. The shares may be offered from time to time by the Selling Security Holder. See "Plan of Distribution".


Security Holder    Shs. Beneficially owned    Shares   Shares Beneficially Owned
Name               Prior to the Offering      Offered       after the Offering
----               ---------------------      -------       ------------------
                   Number         Percent                  Number        Percent
                   ------         -------                  ------        -------
Gems & Minerals    12,827,577       14.2%     9,200,000    3,627,577        4%
Corp.(1)

     (1) Gems has been Joint venture partner of the Company since 1993 owning 82.5% of the Zeus joint venture. Gems also has a 51% interest in Newmineco LLC, a limited liability company in which the Company owns a 30% interest.

     (b) The following table sets forth certain information with respect to other security holders of the Company who have the right to participate in this Registration. As of the date hereof, the Company has not received the required information for such persons to be permitted to participate in this registration, but such security holders may complete the exercise of their rights to participate in this registration at any time.


Name of Security Holder                 Number of Shares Entitled to Participate
                                                    in the Registration



Gems & Minerals Corp.(1)(9)                              3,627,577
J. Terry Anderson(2)                                     1,138,140
Anderson Chemical Company(3)                               861,520
Bruce R. Anderson(4)                                     1,138,140
Lindsay Anderson(4)                                      1,138,140
Leif E. Anderson(4)                                      1,138,140
Carlo Sgrizzi                                            1,138,140
Saul Horing(5)                                           1,000,000
Martin Eisner                                              295,372
Sam and Lana Kwock                                       1,088,000
Lawrence McReynolds                                      1,039,471
Lawrence McReynolds, Pension Plan                          360,201
Andrew and Veronica Liu                                    839,811
John B. Damonte, Trustee                                   362,187
Barton N. Dreyer                                           326,257
Pauline Gilmore, Trustee                                   798,768
John Miele                                                 400,000
Michael Gleason                                            691,634
Carl F. Clinger                                            808,704
Cazmo Lukrich                                            2,126,046
George Lukrich                                             489,342
Thomas H. Thiersch                                       1,091,922
Ruth D. Anderson                                           255,888
Thaddas Myrl Kitchens                                      317,864
Warren Serenbetz                                           800,000
John Miner(6)                                              428,000
Barbara Brodzinski                                         135,372
Alan Prachar                                               135,372
Ank Prachar                                                135,372
Robert Hamilton                                            512,820
D & K Construction Co., Inc.                             1,088,021
CTS Capital Corp.                                        2,152,441
Barry Wolinetz(7)                                           15,700
Benson Lafazan(7)                                           15,700
Irving Wolinetz(7)                                          19,000
Carl Preiser(7)                                              5,600
Ernest Haenggi                                             200,000
Catherine Lowe                                              70,588
Andrew Liu                                                 141,176
Maria Lopez                                                 94,118
Alan Mencher                                                24,000
George & Beverly Lukrich                                    94,118
Aaron Kamins                                               188,235
Olethea Partnership                                      1,200,000
Redstone Securities, Inc.(8)                             2,500,000
Stephen Barbuto                                            400,000

(1)  See table and footnotes in item (a) above.

(2) Mr. J.  Terry  Anderson  is a  director  and  officer  of the  Company.  See
"Management",   "Security   Ownership  of  Certain   Beneficial   Ownership  and
Management".

(3) Mr. J. Terry Anderson, an officer and director of the Company, serves as Chairman, President, a director and a principal stockholder of Anderson Chemical Company.

(4) Mr. Anderson is the brother of J. Terry and Anderson, and officer and director of the Company.

(5) Mr. Horing has formerly acted as legal counsel to the Company within the past three years.

(6) Mr. Miner presently serves as a consultant to the Company, Gems, the Joint Venture and Newmineco in connection with operations at the Franklin Mines, the Franklin Mill and the Mogul Mine project.

(7) Associated with, and received shares as a result of services performed by Wolinetz, Gottlieb & Lafazan, P.C., former independent public accountants to the Company.

(8) Redstone Securities is currently acting as the company's investment banker and financial advisor in accordance with the terms of an Investment Baking Agreement entered into between the Company and Redstone in August, 1996. See "Recent Sales of Unregistered Securities" in Part II Information not Required in this Prospectus of the Registration Statement of the Company on Form SB-2.

(9)  Includes   3,600,000   shares  pledges  as  collateral  to  secure  certain
indebtedness of the Company and Gems.

                              PLAN OF DISTRIBUTION

     The  Shares  offered  hereby  may be sold from time to time by the  Selling
Security Holder acting as principal for its own account. The Company will receive none of the proceeds from the offering of the Shares. Pursuant to certain agreements between the Company and Selling Security Holder, the Company agreed, at its expense, to file this Registration Statement and to take certain other actions to permit the Selling Security Holder to sell the Shares under the Securities act of 1933 and applicable state securities laws. The Selling Security Holder will pay or assume brokerage commissions, discounts or other charges and expenses incurred in the sale of the Shares.

     The distribution of the Shares by the Selling Security Holder is not subject to any underwriting agreement. The Shares covered by this prospectus may be sold by the Selling Security Holder. The Shares offered by the Selling Security Holder may be sold from time to time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Security Holder may sell the Shares covered by this prospectus through broker-dealers acting as agents or brokers who may then resell the Shares, or a private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Security Holder and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Security Holder in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales.

     If and when any shares covered by this prospectus qualify for sale pursuant to Rule 144 under the Securities Act of 1933, they may be sold under Rule 144 rather than pursuant to this prospectus.

     The Selling Security Holder is not restricted as to the price or prices at which the Selling Security Holder may sell Shares. Sales of such Shares at less than the market prices may depress the market price of the Company securities. Moreover, the Selling Security Holder is not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time which may also have a depressive effect on the market price on the Company's securities. It is anticipated that the sale of the Shares will be made over a three year period commencing with the date of this prospectus.

     The Selling Security Holder will be subject to applicable provisions of the Securities Exchange act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Security Holder.

     The Company is permitted to suspend the use of this Prospectus in connection with sale of the Shares the Selling Security Holder during certain periods of time under certain circumstances relating to pending corporate developments and public filings with the Commission and similar events.

                                LEGAL PROCEEDINGS

Friedman Litigation

     On or about June 28, 1995, the Company issued a promissory note for $90,000 (the "Friedman Note") and a share warrant exercisable for up to 500,000 shares of the Company to Charles J. Friedman, P.C. ("Friedman"), a former corporate counsel of the Company, for payment of legal fees, provided that certain conditions relating to work to be performed by such counsel. On or about February 14, 1996, Friedman commenced an action against the Company in the District Court for Clear Creek County, Colorado claiming an alleged default by the Company of its obligations pursuant to the Friedman Note. Friedman seeks payment of damages in the principal amount of the Friedman Note plus interest, costs and attorney's fees and has retained certain of the Company's books, records and other material documentation claiming that such documentation is subject to an attorney's lien for failure to pay for legal services. The Company has retained local counsel in this matter and was granted its motion to remove the case from the Clear Creek County District Court to United States District Court for the State of Colorado. The Company maintains that Friedman is not entitled to payment under the Friedman Note in that the conditions precedent set forth in the relevant documentation executed in connection with the Friedman Note were not satisfied. Moreover, the Company has asserted counterclaims against Friedman for damages suffered as a result of his failure to timely perform legal services and his refusal to return the Company's books, records and material documentation. The Company has also demanded a full accounting of all Company materials which Friedman presently has in his possession and that such documentation be returned immediately.

12 1/4 Convertible Debentures

     As of the date hereof, the Company remains in default with respect to its 121/4% Convertible Debentures (the "Debentures") which matured on December 31, 1994. In 1994 and again in 1995, the Company asked the holders to approve alternative payment arrangements in an effort to cure the defaults and ultimately pay, in full, $ 145,000 principal amount of the Debentures, together with all accrued and unpaid interest thereon. However, throughout these periods, a series of unforeseen circumstances caused cash flow shortages which prevented the Company from bringing such holders current. As of September 30, 1996, the Company owed approximately $26,645 in accrued and unpaid interest to such holders.

     As a result of its default and its continued failure to comply with the 1994 and December 1995 agreements, the Company may be subject to legal proceedings by the Transfer Agent/Trustee under the Indenture or from holders seeking immediate payment of the $145,000 outstanding, plus related interest and other costs and expenses associated therewith as well as penalties and other legal remedies available to such holders under the law. As of the date hereof, however, no litigation has been commenced against the Company with respect to the Debentures. While the Company is currently attempting to cure the default, there can be no assurance that the funds will be available in the future to meet all of the Company's obligations. The Company is hopeful that it will generate sufficient funds prior to December 31, 1996 to pay the balance of the interest payments which become due in 1996, together with the outstanding principal balance after payment of the $26,645 currently in arrears as intended by the Company's past agreements. Management is hopeful that such action will greatly diminish the possibility of legal action in the future; however, there can be no assurance that the Company will have adequate funds available to make the payments or that the commencement of legal proceedings will not have a material adverse effect on the Company.

Leadville Mining and Milling Dispute

     In June 1996, each of Leadville Mining & Milling Corporation ("Leadville") and its principal officer, Gifford A. Dieterle commenced actions against the Company in District Court, Clear Creek County Colorado with respect to certain monies advanced by Leadville on behalf of the Company in connection with expenses allegedly attributable to the Company with respect to common office space and certain consulting fees which Mr. Dieterle claims are allowed by the Company for his services as a geologist. The aggregate amount of the claims are approximately $33,000 plus interest accruing at 8% per annum and attorney's fees.

     On July 10, 1996, the Company entered into a Settlement Agreement with each of Leadville and Mr. Dieterle pursuant to which it was agreed that the Company would settle all claims involved for $22,000 and each of Leadville and Dieterle will, as soon as possible, (i) discontinue each of the actions against the Company as well as withdraw any motions filed with respect thereto, (ii) remove any liens or other encumbrances which may have been filed against the assets of the Company and (iii) execute releases with respect to such claims. As of November 15, 1996, the Company has paid Mr. Dieterle $4,000 as payment in full of his personal claims and Leadville $9,000 of the $18,000 owed under the Settlement Agreement.

Environmental Matters

     On November 4, 1993, the Company was notified by the DMG that the Company failed to timely file a plan in the form of a technical revision in connection with continuation of the Company's state mining permit. Such technical revision plan was required to address erosion, sedimentation and run-off matters arising from the upper pyritic tailings pile located at the property. The DMG set the matter down for a hearing to determine if a violation existed in connection with the Company's permit and what, if any, action was required. As a result of such hearing, the Company increased its existing land reclamation bond from $29,000 to $45,000. In addition, the Company was required to take certain remedial action to address the erosion, sedimentation and run- off concerns which action had been taken and approved by the DMG. A formal hearing was held in June, 1994 to determine what, if any, fine should be levied against the Company in the matter. A fine of $5,000 was assessed and paid by the Company.

         In August, 1994, the Company received an informal notice from the DMG of additional violations at the Franklin Mine relating to water run-off from the upper pyritic tailings and a filled sediment pond. The Company thereafter attempted to rectify such violations in a timely manner, however, in order to complete certain of the remedial work required to correct such violations, the Company was required to perform work outside the boundaries of its current permits. Therefore, in order to perform the required technical and remediation work, the Company was first required to formally amend its current permit to extend its boundaries to include those sections of the mining properties to be used in the performance of the remediation work. In subsequent meetings with the DMG, the Company and the Joint Venture had received positive feedback with respect to its plans to comply with the above-referenced violations. Further, the Company had agreed that it would refrain from any mining or milling operations at the Franklin Mine until such time as the DMG shall (i) amend the Company's permit to perform the required technical and remediation work and (ii) determine that all the Company's required work was properly completed.

     In March, 1996, the Company was notified that it would be required, to further increase its land reclamation bond. In an effort to comply with such requests, the Company posted an additional $48,000 increasing it land reclamation bond from $45,000 to $93,000. On or about March 28, 1996 at a hearing before the MLRB and the DMG, the Company received a temporary cease and desist order prohibiting it from conducting mining and/or milling operations at the Franklin Mine until such time as all of the violations cited by the DMG were satisfied. Additionally, the MLRB determined that the Company's reclamation bond should be increased to approximately $252,000 on or before April 5, 1996.


     The Company was able to post the required bond with the DMG in May of 1996 and has received official notification from such agency that all of the violations at the Franklin Mine have been remedied and the Cease and Desist is no longer in effect.


     As of the date hereof, the Company has no formal violations outstanding against it with respect to the Franklin Mines and Franklin Mill. The Company has recently completed all of the documentation required to expand its permits to increase the capacity of production at the Franklin Mill and continues to take remedial action with respect to the tailings and sediment pond to correct any remaining run-off problems. While there are no outstanding violations against the Company at this time, there can be no assurance that future violations will not arise and that such violations will not lead to interruptions in operations at the Franklin Mines or Franklin Mill.

Joint Venture Obligations

     As of December 31, 1995, outstanding obligations of the Joint Venture totaled $190,485 and as a General Partner, the Company may be liable to creditors or others for unsatisfied debts and unspecified liabilities of the Zeus Joint Venture. Additionally, as of September 30, 1996, the Company owed Gems and its subsidiary approximately $1,500,000 which includes monies advanced by Gems on behalf of the Company in connection with the Zeus Joint Venture and amounts owed with respect to the Gold Hill Mill and Newmineco acquisitions.

Delinquent Real Property Taxes

     As set forth in the Hayden/Kennec Leases, the Company is required to pay all real property taxes assessed to the properties covered by such leasehold agreement. As of the date hereof, the real estate taxes presently due and owing on the properties that comprise the Franklin Mines and Mill are approximately $44,000 for the years ended 1993, 1994 and 1995. Moreover, the taxes assessed for the year ended 1993 and 1994 in the amount of approximately $24,000 have been sold at auction to a third party. The Company has been informed by the requisite taxing authorities that it must pay the 1993 and 1994 amounts on or before August 1997 to avoid being subject to enforcement proceedings to collect such obligations. No partial payments are accepted with respect to the 1993 and 1994 tax liabilities. The Company is hopeful that it will be able to pay such taxes out of the proceeds of the Company's operations.

Durango Litigation.


     On or about February 1, 1996, Newmineco, Island, Gems and Zeus entered into a series of transactions with Durango Metals, Inc., a Colorado Corporation
("Durango") Thames Hartley, the president of Durango (Hartley") and J. Wayne Tatman ("Tatman"), an agent of Durango and Hartley and president of Consolidated Milling, Inc. ("Consolidated Milling") to develop certain mining properties, including the Mogul Mines. See Description of the Business-Newmineco. On or about March 1996, Island acquired a lease known as the Rugg Lease at the Mogul Mine in Boulder Colorado from Charles R. Rugg and his daughter, Cindy McCollum (collectively the "Ruggs") through a Novation Agreement by which the predecessor lessee, Durango, Hartley and/or its representative Tatman, agreed to release their leasehold interest in the Rugg properties in exchange for the agreements of each of Island and the Ruggs to allow Island to become the lessee of the properties and to take over all of the rights and obligations of the parties under the original lease which included payment by Island of certain financial obligations owed by Durango, Hartley and/or Tatman to the Ruggs under the original lease. The Rugg Lease was then renegotiated and renewed with the Ruggs and Island, solely, as lessee for a ten year period which lease is currently in effect and which was later assigned to Newmineco. Thereafter, Island and Gems notified the Company that Tatman, Hartley and Durango and certain other parties to the Newmineco venture breached their agreements and as a result, Island terminated all such venture agreements involving these persons and Newmineco. Island thereafter assigned its interest in Newmineco to Gems.


     In June, Durango and/or Hartley served a series of Notices of Intent to Lien properties owned or leased by each of Gems, Island and the Company, including the Company's newly acquired Gold Hill Mill. Thereafter, on or about October 15, 1996, Jane A. Wood and David C. Sutton, each the owner of claims located on the properties comprising the Mogul Mines (the "Delaware Claim" and the "Bonanza Claims", respectively) and Durango, the purported lessee of such claims, commenced an action in District Court, Boulder County, Colorado, against the Ruggs, Island, Newmineco, the Company and any other unknown parties of interest to quiet title to each of the Delaware Claim and Bonanza Claims (hereinafter the "Disputed Claims"). The complaint further alleges that the defendants have removed ore mined from the Disputed Claims and that, as a result of trespass and conversion of certain equipment of Plaintiff Durango, plaintiffs have been further damaged in the amount of approximately $800,000. In addition to the actions for quiet title and for the adjudication of the ownership of the Disputed Claims, Plaintiffs requested damages for conversion of Plaintiff Durango's equipment, seeks a full accounting of the ore removed from the premises and request all other damages, costs and expenses, including attorney's fees incurred with respect to this dispute.


     The Company, as well as its co-defendants retained local Colorado counsel and intend to rigorously defend this action. In addition, on or about October 30, 1996, each of Com, Inc., a previous owner of the Gold Hill Mill, Gems, Island, the Company, Audrey I. Hayden and Dorothy Kennec commenced an action against each of Durango, Hartley, Consolidated Milling and Tatman in District Court, Boulder County Colorado claiming, amount other things, that (i) all of the liens filed against the plaintiff's properties are without merit, null and void and should be removed from the public record, (ii) damages were incurred for the filing of excessive liens together with costs and expenses, including reasonable attorneys fees incurred in connection therewith, (iii) breach of contract with respect to the Newmineco venture agreements, (iv) damages were incurred for loss of business opportunities and interference in plaintiffs' contractual relationships and (v) defendants slandered plaintiffs' title to property causing them damages.

                                   MANAGEMENT


     The information required by this item as it relates to Messrs. Anderson and Waligunda is set forth in the Company's definitive proxy statement relating to the Company's 1995 Annual Meetings of Stockholders under the captions "Election of Directors " and Executive Officers." Such information is incorporated herein by reference. The executive officers of the Company are appointed annually by the Board of Directors and serve an indefinite term.

Name                         Age                      Position

J. Terry Anderson            48                       Chairman, President,
                                                      Treasurer, Director

Robert L. Waligunda          50                       Secretary, Director

Robert J. Levin              49                       Vice President-Finance

Richard Brannon              47                       Vice President-West
                                                      Coast Operations

Anthony C.  DiMatteo         46                       Former Director,
                                                      Secretary and Treasurer




     J. Terry Anderson. Mr. Anderson has served as a director of the Company since August, 1991, as the Company's Chairman of the Board since June, 1993, as the Company's President since June, 1994, and as the Company's Treasurer since August, 1995. From 1977 to the present, Mr. Anderson has served as chairman, president, a director and a principal stockholder of Anderson Chemical Company, a privately-held company located in Litchfield, Minnesota which is engaged in the manufacture and marketing of sanitation and water treatment chemicals. Mr. Anderson has also served as a member of the advisory local board of Norwest Bank, Minnesota Central, N.A., Litchfield, Minnesota. Mr. Anderson received a Bachelor of Arts degree in theology from Ambassador College in Big Sandy, Texas in 1972. Prior to that time, Mr. Anderson pursued a degree in Business Administration from the University of Minnesota from 1965 to 1968.


     Robert L. Waligunda. Mr. Waligunda has served as a director of the Company since 1985 and as Secretary of the Company since August, 1995. From 1965 to the present, Mr. Waligunda has served as founder, president and principal stockholder of Sky Promotions, Inc., a Pittstown, New Jersey marketing and management company involved in sales, advertising and marketing of hot air balloons and inflatable products. He is a founder and director of the International Professional Balloon Pilots Racing Association, a member of the advisory board of Aerostar International, Inc., the world's oldest and largest balloon manufacturing company, and a member of the National Aeronautic Association, the Experimental Aircraft Association, and the Airplane Owner and Pilots Association. Mr. Waligunda received a Masters of Science degree in guidance and psychological services from Springfield College in 1968.

     Robert J. Levin Mr. Levin has served as the Vice President-Finance of the Company since December, 1995. From January 1984 through July 1990 , Mr. Levin served as a Senior Partner in the accounting firm of Levin, Pascale & Co. From July 1990 to December 1995, Mr. Levin operated a private accounting practice. Mr. Levin is a Certified Public Accountant.

     Richard Brannon Mr. Brannon has served as the Vice President-West Coast Operations since February, 1996. Mr. Brannon is a California licensed real estate broker and 100% owner of A Reel Mortgage, Inc., a mortgage and loan servicing company organized in 1991. Mr. Brannon is a founding director of the California Trustee Mortgage Broker Association, a not-for-profit corporation.

     Anthony C. DiMatteo Mr. DiMatteo served as the Secretary/Treasurer and as a Director of the Company from June 1993 until his resignation from the Board of Directors and from his offices in August 1995. Mr. DiMatteo has acted as a sales manager for Four Color Lithograph since 1972 and was a director of Leadville Mining and Milling Corp., a public mining company from 1987 through July 1993.

     To the Company's knowledge and based solely on a review of such materials as are required by the Securities and Exchange Commission, each officer, director or beneficial holder of more than ten percent of the Company's issued and outstanding shares of Common stock timely filed all forms and reports required to be filed pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, during the fiscal year ended December 31, 1995; except, with respect to Messrs. Brannon and Levin who have not made any required filings under Section 16(a).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    (a)  Certain Beneficial Owners of Common Stock

Name and                           Amount and                         Percentage
Address of                         Nature of                          of Class
Beneficial                         Beneficial
Owner                              Owner

Gems & Minerals
Corp.; Island Investment
Corp.; Whitey Bear Trust,
 as a group (1)                    12,827,577                           14.2%


(1) Gems has the sole right to direct the voting or disposition of the 12,827,577 shares of the Common Stock and to receive or direct the receipt of dividends from, or the proceeds from the sale of, any such shares. Through its ownership of the controlling interest in Gems (91% of the voting stock), Island has the power to direct Gems' actions with respect to such shares. Through its ownership of the controlling interest in Island (91% of the voting stock), the Trust indirectly has the same power. Such power of the Trust would be exercised by the Trustee in his capacity as sole Trustee of the Trust.


(2) Such member may be subsequently reduced upon the sale of shares by selling security holders pursuant to this registration statement.


   (b)  Security Ownership of Management of Common Stock

Name and                            Amount and                        Percentage
Address of                          Nature of                         of Class
Beneficial                          Beneficial
Owner(1)                            Owner


J. Terry Anderson                   4,189,660(2)                        4.6%

Robert L. Waligunda                   192,000(3)                          0%(4)

Directors and Executive
Officers as a Group                 4,381,660                           4.8%

(1) Does not include 30,000 owned by Mr. DiMatteo, a former officer and director of the Company.
(2) Includes 1,688,140 shares owned by Mr. Anderson, 10,000 shares owned by Bruce E. Anderson Trust under which Mr. Anderson acts as Trustee and 2,491, 520 owned by Anderson Chemical Company for which Mr. Anderson serves as a director and president and owns approximately 21% of the outstanding shares. Mr. Anderson disclaims any beneficial ownership with respect to shares of the Company owned by his brothers.
(3) Includes 30,000 shares pledged as collateral to a non-affiliate individual.
(4) Less than 1%.

                            DESCRIPTION OF SECURITIES

     The following statements with respect to the Company's Common Stock describe the material terms but are subject to the detailed provisions of the Company's Certificate of Incorporation, and by-laws, as amended. These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Certificate of Incorporation and by-laws, which are incorporated by reference in this Prospectus.

     The Company is authorized to issue 100 million shares of Common stock, $0.01 par value per share, of which 86,855,020 shares of Common Stock were issued as of September 30, 1996.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election. Holders of Common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore.

     Holders of Common stock have no conversion, redemption or preemptive rights to subscribe to any securities of the Company. All outstanding shares of Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Common stock will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors.

     The Certificate of Incorporation of the Company provides that directors of the Company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by Delaware law. The By-laws of the Company provide for indemnification of the officers and directors of the Company to the full extent permitted by Delaware law.

     The transfer agent and registrar for the Common stock is American Stock Transfer and Trust Company, located at 40 Wall Street - 46 Floor, New York, New York 10005.

                               EXPERTS AND COUNSEL

Legal Matters


     Certain legal matters with respect to the validity of the securities being registered will be passed upon for the Company by Falcone, Houdek, Bailey & Curd LLP.


Experts

     The financial statements of the Company included in this prospectus as of and for the year and period ended December 31, 1995 have been included herein in reliance on the report of J.H. Cohn LLP, independent public accountants, appearing elsewhere herein (which expresses an unqualified opinion and includes explanatory paragraphs referring to uncertainties about certain environmental regulatory violations and the ability of the Company to continue as a going concern) and upon the authority of that firm as experts in accounting and auditing. The financial statements of the Company included in this Prospectus for the year ended December 31, 1994 have been included herein in reliance on the report of Wolinetz, Gottlieb & Lafazan, P.C. ("WGL"), independent certified public accountants, appearing elsewhere herein (which expresses an unqualified opinion and includes an explanatory paragraph referring to uncertainties about the ability of the Company to continue as a going concern) and upon the authority of that firm as experts in accounting and auditing.

Interest in Named Experts and Counsel

     No expert or counsel to the Company, hired on a contingent basis, will receive a direct or indirect interest in the Company or is acting as a promoter, underwriter, voting trustee, director, officer, or employee, of the Company; except with respect to certain partners of WGL who were issued approximately 56,000 shares of Common Stock of the Company as a partial payment of outstanding fees owed to WGL for services rendered to the Company.



              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           DESCRIPTION OF THE BUSINESS

General

     The Company, originally incorporated on December 1, 1976 under the laws of the State of Delaware, is engaged in the exploration, development and mining of precious and nonferrous metals, including gold, silver, lead, copper and zinc. The Company owns or has an interest in a number of precious and nonferrous metals properties. The Company's principal mining properties are (i) the Franklin Mines, located near Idaho Springs in Clear Creek County, Colorado, for which the Company acquired the exclusive right to explore, develop, mine and extract all minerals located in 28 patented mining claims comprising approximately 322 acres and 23 additional owned or leased mining claims, (ii) the Franklin Mill, a crushing and flotation mill which is located on the site of the Franklin Mines and (iii) the Gold Hill Mill, a fully permitted modern facility located in Boulder County, Colorado. The Company has also acquired a 20% interest in the Mogul Mines, which consists of the Mogul Tunnel and the surrounding claims located in the Spencer Mountain region through its investment in Newmineco and a 17.5% interest in the Gold Hill Dumps, which consists of mine dump materials located on fourteen dump sites in close proximity to the Gold Hill Mill through its participation in the Zeus Joint Venture. While none of its properties were operational in fiscal year 1995 and the three quarters ended September 30, 1996, the Company has made significant strides in rehabilitating certain of its mining properties and expanding its operations through its relationship with its joint venture partner, Gems.

The Zeus Joint Venture

     In February 1993, the Company and Island Investment Corp. ("Island") formed Zeus No. 1 Investments (the "Joint Venture" or "Zeus Joint Venture"), a California general partnership, to develop the Franklin Mines and the related assets of the Company. Shortly thereafter, Island assigned its rights to the Joint Venture to Gems & Minerals Corp., a subsidiary of Island ("Gems"). Presently, the Company maintains a 17.5% interest in the Joint Venture and Gems maintains an 82.5% interest.

     The Company anticipates that it will continue to rely upon its Joint Venture partner to provide the funding, technical data and personnel necessary to continue the planned operating program at certain of its mining properties until such time as such properties become operational and can adequately fund their operations independently.

Operations at the Franklin Mine

     As previously explained, the Zeus Joint Venture was originally formed to develop the Franklin Mines located in Idaho Springs, Clear Creek County, Colorado. During 1993, operations at the mining properties consisted primarily of the efforts by the Joint Venture to develop and improve mineral recovery methodology. Such activities were financed primarily by cash capital supplied by Island, and later Gems. The mineral recovery methodology consisted primarily of repair and remediation work necessary for compliance with environmental regulatory requirements, further site preparation, metallurgical analysis and the planning of an exploratory drilling program to further prove reserves. The Company continued these efforts throughout 1994 and 1995.

     Although there are extensive shafts, tunnels and a mill in place at the Franklin Mines, the Company has not conducted any significant commercial mining operations and, as a result, had not generated sufficient revenues from operations. Therefore, the Company remains in the development stage. Based on available geological data and reports, the management of Gems has informed the Company that the application of proprietary technologies and processes available to the Joint Venture should result in economically viable commercial mining operations at the Franklin Mines in the future.

     After completion of preliminary evaluations in 1993, it was determined that the economic recovery of metals could better be achieved by adding a closed circuit cyanide recovery system and carbon/leach recovery system to the flotation process already in place at the Franklin Mill. Accordingly, such systems were constructed at the mill site and placed into operation on a test basis through October, 1993 and all active mining and milling operations were suspended at the Franklin Mines until repair and maintenance work and final comprehensive metallurgical studies were completed. Ultimately, it was determined that the more appropriate course of action would be to commence a core drilling program to further develop proven and probable reserves prior to recommencing mining and milling activities prior to expending additional resources to the Franklin Mines (the "Analysis Program").

     During the latter part of 1994, the management of Gems informed the Board of Directors of the Company that, prior to allocating substantial additional resources to the Company's mining facilities for the commencement of commercial mining operations, it wished to conduct a comprehensive core drilling and analysis program (the "Analysis Program") to ascertain the scope and extent of proven and probable reserves of mine ore containing economically recoverable minerals not previously identified or reported. In December 1994, the Company entered into a Standard Drilling Contract with American Mine Services, Inc. to commence a drilling program to prove additional ore reserves. The Analysis Program commenced in January, 1995 and was completed in early summer, 1995. As a result of the reports arising out of the Analysis Program, and based upon previously available geological data and reports, Gems advised the Company that the proven and probable reserves at the Franklin Mine previously reported by the Company were accurate and confirmed and the application of its proprietary technologies and processes should result in economically viable operations at the Franklin Mines.

     In addition to the Analysis Program, Zeus continued to perform the remedial work and technical revisions, which it commenced in 1994, addressing erosion, sedimentation and run-off matters arising from the upper pyritic tailings pond located at the property and other items which the DMG required in connection with the Company's mining permits.

     In 1994, the Company believed that the Zeus Joint Venture had completed remedial work necessary to preserve the Company's state mining permit after the Colorado Division of Minerals and Geology ("DMG") had required technical revision and remedial work to be performed to address erosion, sedimentation and run-off matters arising from the upper pyritic tailings pond located at the property. The tailings pond is the location where waste products from the Franklin Mill are to be deposited after the milling process is completed. As of December 31, 1994, Gems reported to the Company that it had incurred expenditures of approximately $1,200,000, including approximately $781,000 in mine and mill improvements.

     The Company has confirmed, through the Analysis Program, proven ore reserves estimated at 166,698 tons having a grade of approximately .315 per ounce of gold and 6.740 per ounce of silver per ton computed in accordance with SX standards. Moreover, the dump sites at the Franklin Mines may provide an additional opportunity for production. The Company as been advised by its consultants the Franklin dump sites are estimated to contain in excess of 100,000 tons of dump material with a grade estimated at .15 to .25 ounces per ton.

     To date, the Joint Venture has expended approximately $780,000 on mine and mill improvements and $450,000 on maintenance expenses. This is in addition to the approximate $13,400,000 spent by the Company since its inception on various exploration, remediation and rehabilitation programs as well as costs associated with the reconstruction and restoration of some of the shafts and tunnels located in the Franklin Mines. Further, the Company completed the Analysis Program in mid 1995 which further substantiated proven and probable reserves and addressed other matters which the DMG required of the Company in connection with its mining and milling permits. Management has been advised by the Joint Venture that the bulk of the programs instituted to restore both the Franklin Mines and Franklin Mill to operational status have been successfully completed and that it is optimistic that the Franklin Mill and Mine will become operational in the near future.

Newmineco

     On or about February 1, 1996, Island acquired a 51% interest in Newmineco, LLC, a Colorado limited liability company which had an agreement in principal to acquire ownership interests in the Lincoln Mine, a Colorado mining property ("Lincoln Mine") and the Gold Hill Mill. The management committee of the LLC was comprised of two members, who are also members of the management committee of the Joint Venture. In addition, the LLC acquired an exclusive assignable contract right to receive and process, at cost, all of the ore produced from a third mine, the Mogul Mine, the rights to which were then owned by Durango Metals, Inc. ("Durango") and a 10% profit interest in net smelter returns received from the ore mined from the Mogul Mine (the "Process/Profit Interest Contract"). No operations had been conducted at the Mogul Mine at the time of these agreements. In exchange for the Process/Profit Interest Contract, the LLC agreed to finance future mining operations at the Mogul Mine, satisfy certain obligations owed by Durango to a third party and obtain the exclusive right to hire Durango to mine the Lincoln and Franklin Mines at cost plus 10%, subject to management and control of all mining/milling operations by the Company. The Process/Profit Interest Contract was thereafter to be assigned to the Joint Venture and the Company was to retain the exclusive right to mill and process all ore produced from Durango as well as all mines owned and/or controlled by each of the LLC and/or the Joint Venture.

     Under this operational structure for milling and mining the properties described above, it was anticipated that, once the mining properties become operational, the Franklin Mill would process ore from each of the Mogul Mine , the Franklin Mine and the Lincoln Mine in return for which the Joint Venture will receive a 10% profit interest in all monies realized by the LLC in the Mogul Mine (of which the Joint Venture is entitled to 10% of net smelter returns) and the Lincoln Mine operations (of which the Joint Venture is entitled to 100% of all net smelter returns). Moreover, the LLC had agreed to perform any and all work required to increase the milling capacity at the Franklin Mill from 150 tons per day to 1000 tons per day without cost to the Company. The Company was to retain its 17.5% interest in profits under the Zeus Joint Venture thereby entitling it to receive its portion of all monies realized by the Joint Venture in connection with the Process/Profit Interest Contract as well as any future contractual arrangements of Zeus whereby the Company will exclusively mill and process ore.

     On or about February 9, 1996, the Company received permission from the DMG to commence prospecting and testing procedures at the Franklin Mill under a prospecting permit issued to Durango for Mogul Mines operations not to exceed 250 tons per day (the "Durango Prospecting Permit"). The Durango Prospecting Permit permits the mining of not more than 1800 tons of ore for prospecting purposes. It was thereafter expected that the Franklin Mill will begin crushing ore from the Mogul Mine on the limited basis set forth by the parameters of the Durango Prospecting Permit.


     Gems thereafter advised the Company that Island successfully completed the acquisition of 100% of the outstanding shares of COM, Inc., which owned the Gold Hill Mill. In addition, the Company has been further advised that Island acquired 100% of the mining rights to the Mogul Mines pursuant to the Rugg/Mogul Lease. For further information regarding the terms of the Rugg/Mogul Lease. See Description of Property. The acquisition by Island of all of the rights to the Rugg/Mogul Lease permitted the Company, Island and Gems to recommence negotiations so as to permit the Company to realize greater financial benefit of the profits generated by the Mogul Mines.


     In Spring, 1996, the Company was notified by Gems that Island intended to attempt to recommence its production plans at the Mogul Mines. The Mogul Mines are located in a region known as an historic gold resource and recently produced during bulk testing an estimated 100 tons of gold ore with an average grade of approximately 1 ounce per ton. Although the Mogul Mines had not been operational in the past, Gems informed the Company that it anticipated an initial target production rate of approximately 100 tons per day and further informed the Company of Island's intention to transport such materials to the Franklin milling facilities for crushing and processing.

     In March, 1996, the Company was notified that it would be required, to further increase its land reclamation bond. In an effort to comply with such requests, the Company posted an additional $48,000 increasing it land reclamation bond from $45,000 to $93,000. On or about March 28, 1996 at a hearing before the Mine Land Reclamation Board (the "MLRB") and the DMG, the Company received a temporary cease and desist order prohibiting it from conducting mining and/or milling operations at the Franklin Mine until such time as all of the violations cited by the DMG were satisfied. Crushing activities being conducted at the Franklin Mill pursuant to the Durango Prospecting Permit were excluded from such order. Additionally, the MLRB determined that the Company's reclamation bond should be increased to approximately $252,000 on or before April 5, 1996.

     The Company was able to post the required bond with the DMG in May of 1996 and has received verbal assurances from such agency that all of the violations at the Franklin Mine have been remedied and the Cease and Desist is no longer in effect. The DMG confirmed such assurances through official notification thereof on or about June 7, 1996.

     During the period in which the Cease and Desist order was in effect, Island and Gems notified the Company that certain of the participants in the LLC structure had defaulted on their agreements with Island. As a result, the parties terminated the joint venture arrangements with Durango represented by Newmineco and Island's entire interest in Newmineco was thereafter assigned to Gems and its subsidiary. See Legal Proceedings - Durango Litigation.

     On September 26, 1996, the Company acquired a 20% interest in Newmineco from Gems for a purchase price of $600,000 evidenced by an interest only note bearing interest at 9.5% per annum. Payments of interest are to be made quarterly, the first payment being due on December 31, 1996. The principal amount of the note is due on June 30, 1997. The Company may, at its option, convert the principal and interest payments due under the note into the Company's Common Stock on or after January 1, 1997 at a conversion rate of $.078 per share. Additionally, the Company has acquired the right to receive the first $500,000 of profits distributed by Newmineco, but thereafter, will receive only that portion of such profits to which the Company would be entitled in respect of the aforesaid 20% ownership interest.

Acquisition of Gold Hill Mill

     On June 5, 1996 the Company entered into a non-binding letter of intent with Gems to acquire certain assets of Gems in exchange for stock equal to approximately 67% of the outstanding shares of the Company, which together with the 18% presently held by Gems will equal approximately 85% of the outstanding shares of the Company. The assets included Gems' 82.5% interest in the Zeus Joint Venture of which the Company presently retains 17.5%, the Hayden interest in the Hayden/Kennec Leases for which Gems entered into a purchase agreement in December 1995, the Rugg/Mogul Mine Leases relating to the Mogul Mine and the Gold Hill Mill. The consummation of the transactions were predicated upon the completion of customary due diligence, the obtaining or making of any other consents, filings, instruments or regulatory approvals necessary to consummate the transaction, the execution of definitive agreements, the approval of Franklin stockholders of an increase in capitalization of the Company and the approval of the stockholders of Gems, and each of the partie's respective boards of directors of the transactions on or before September 3, 1996.

     After conducting preliminary due diligence, it was determined by both Gems and the Company that it would not be in the best interest of either parties to pursue the transactions set forth in the June 5 Letter of Intent. Thus, the parties mutually agreed not to proceed with the acquisition plans on the terms set forth in the Letter of Intent and allowed the Letter of Intent to expire.

     As an alternative to the acquisition structure outlined in the Letter of Intent, the Company acquired the Gold Hill Mill from COM, Inc. for a $2,500,000 interest only note (the "Gold Hill Note"). COM, Inc. is now a wholly owned subsidiary of Gems. The Gold Hill Note bears interest at a rate of 8% per annum with interest payments of $50,000 payable quarterly and is secured by a mortgage on the property in favor of COM, Inc. The principal amount of the Gold Hill Note is due June 3, 1999.

     In July, 1996, the Company commenced an offering of its Common Stock to purchase certain assets from third parties in exchange for Common Stock of Franklin. Island and its affiliates agreed to further purchase such assets from the Company in exchange for a reduction in the indebtedness of the note issued in connection with the sale of the Gold Hill Mill. Such shares of Common Stock would be restricted and not transferable unless registered in accordance with the Securities Act of 1933, as amended or pursuant to an available exemption therefrom. The Company has further agreed to file a registration statement with respect to such shares within 45 to 60 days from the date upon which the offering terminated (which has not been timely). As a result of the offering, the Company through the issuance of common stock, was able to reduce the Gold Hill Note by approximately $1,400,000.

     The Gold Hill Mill is located within close proximity to the Franklin Mines and Mill as well as the Mogul Mine and, if the same becomes operational, will afford the Company the opportunity to expand its geographic reach into the Gold Hill Mining region. Although the Gold Hill Mill has not been operational, it is contemplated that milling will occur at the Gold Hill Mill and Franklin Mill at a combined initial rate of 200 tons per day. The Company anticipates that such capacity will be increased in the future upon the installation of additional equipment at the facilities and obtaining the appropriate regulatory approvals.

     On July 8, 1996, the Joint Venture acquired the rights to certain agreements which would allow it to mill mine dump material located on 14 mine dumps (the "Gold Hill Dumps") in the immediate vicinity of the Gold Hill Milling facility. The agreements provide Zeus Joint Venture with the right to mill or process the Gold Hill Dumps which the Company has been advised are estimated to contain an aggregate of approximately 590,000 tons of material grading 0.15 to
0.18 ounces of gold per ton (opt gold) of dump material.

     As part of the agreement, the lessor of the Gold Hill Dumps and Zeus agreed to perform certain sample testing of the dump material and, upon the completion of such testing, Zeus would make a $30,000 payment to lessor. Although the parties have not yet acted on the terms of the Agreement, within the prescribed term, the Company has been advised by Zeus that, to the best of its knowledge, no default or termination has been declared with respect to the Agreement and Zeus is hopeful that each of the parties will continue negotiations and to work together under the terms of the Agreement with respect to the Gold Hill Dumps.

     The dump material will be screened on site, separating the coarse barren and low grade fine material from that material to be milled. The Company has been furnished an estimate that approximately 50% of the total dump material, or approximately 295,000 tons, can be milled at a grade of approximately 0.26 opt gold. Total operating costs are estimated by the Company based on information furnished to it to date at approximately $196 per ounce of gold recovered. Assuming a recovery rate of approximately 90%, the result would be an estimated 69,000 ounces of gold produced at a net value of $174 per ounce or $12,000,000, calculated at a $390 per ounce gold price with allowance for smelter charges.

Regulatory Issues and Permits

     The Company has been permitted to operate the Franklin Mine and Franklin Mill in accordance with its M83083 permit, which it acquired in 1983. The Company is continuing its work with the Colorado state government to further modify and update its mining-reclamation permit in preparation and anticipation of full-scale operations at the Franklin Mill. The Company intends to commence full-scale operations at the mill upon the expansion of the capacity of the mill following the receipt of all necessary approvals by the State of Colorado of its modified mining-reclamation permit authorizing such activities.


     On or about February 9, 1996, the Company received permission from the DMG to commence prospecting and testing procedures at the Franklin Mill with respect to ore being shipped to the Franklin Mill from Durango in accordance with the arrangements of Zeus with the LLC. Crushing operations at the Franklin Mill are not to exceed 250 tons per day under the Durango Prospecting Permit. Earlier this year, the Company has begun crushing ore from the Mogul Mine at the Franklin Mill on the limited basis set forth by the parameters of the Durango Prospecting Permit presently in effect; however, since Durango has defaulted on its agreements with respect to the LLC and no longer maintains the rights to the Mogul Mines, it is no longer a participant in the Mogul Mine project. Therefore, while each of Newmineco and the Franklin Mill are permitted to continue prospecting operations at the Mogul Mines under the Durango Prospecting Permit as a successor in interest thereto, the Company has been informed by Newmineco that it is in the process of applying to the DMG for an operating permit in the name of the LLC and is optimistic that it will be able to secure the appropriate permits to allow for continued operations at the Mogul Mines separate and apart from Durango.

Water, Utilities and Refining Contracts

     The Company has historically purchased power from Public Service Company of Colorado at its published rates. Moreover, the Company's management believes that sufficient water for present and future operations may be obtained from the City of Idaho Springs at its normal rates or from other nearby sources at reasonable rates. The Company's management does not anticipate any difficulty in obtaining sufficient water and power sources for its future mining and milling operations.

     In the past, the Company has entered into refining agreements with Zinc Corporation of America and ASARCO Incorporated for the sale and refining of lead, zinc and copper concentrates produced from the Franklin Mine in Colorado. The Company's management expects that at such time as it recommences active mining and milling operations, the Company will not have difficulties in renewing or renegotiating contracts with either ASARCO or Zinc Corporation of America or entering into new contracts with their competitors.

Employees and Technical Consultants

     The Company presently has no full-time employees at this time. Three of the Company's executive officers serve as needed on a part- time basis and one of the Company's executive officers serves on a full time basis, each for no compensation. With respect to operations at the Franklin Mine and Franklin Mill, the Company, through the Zeus Joint Venture, hires technical personnel on a contract or consulting basis as needs arise. Management anticipates that as the Company's business develops, additional technical staff will be hired and that obtaining the services of qualified geological and technical consultants will pose little difficulty.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                                PLAN OF OPERATION


     The Company is engaged in the business of investing in and participating in the development of commercial mining and milling operations primarily at leased properties in or near Idaho Springs, Colorado. The Company holds a 17.5% interest in the Zeus Joint Venture which has been developing the Franklin Mine and the Franklin Mill. The Company acquired a 20% interest in Newmineco, LLC in September 1996, which is a newly-formed entity that has commenced the development of the Mogul Mines. In addition, the Company purchased the Gold Hill Mill in July 1996, which is an inactive permitted milling facility that the Company will attempt to develop and operate in the future.

     During the months of September and October 1996, remediation work was performed at the Franklin Mine and Mill in preparation of accommodating the mining operations of both the Franklin and Mogul Mines. Approximately 100 tons of ore were mined at the Mogul Mines and shipped to the Franklin site where the ore was crushed and milled. Although assays on the resulting concentrates have not been completed, management is hopeful that the mineral content will meet it's expectations.

     The Company and its investees are in the development stage and have not generated significant revenues on a sustained basis since the inception of their development. The Company will not recognize any revenues based on sales made by the Zeus Joint Venture and Newmineco; instead, the Company will recognize income or losses based primarily on its proportionate equity interest in the net income or loss of each of the investees. Accordingly, the Company will not recognize any income from such investments until such time, if any, as the Zeus Joint Venture or Newmineco begins production and generates sales revenues and net profits.


Results of Operations


     The Company and the Zeus Joint Venture had no active mining or milling operations during the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994.

     The Company had a net loss of $609,048 for the nine months ended September 30, 1996 as compared to a net loss of $359,059 during the same period in 1995. This net increase was primarily attributable to an increase in interest expense of approximately $26,500 and an increase in general and administrative expenses approximating $220,000.

     General and administrative expenses were $434,570 for the nine months ended September 30, 1996 as compared with $214,574 during the same period in 1995 due primarily to an increase in professional fees. Interest expense was $80,199 during the six months ended June 30, 1996 as compared to $53,641 during the same period in 1995. The increase in interest was primarily due to interest incurred in connection with the Gold Hill Mill in July 1996.

     Operations of the Joint Venture at the Franklin Mine and Mill during the nine months ended September 30, 1996 were restricted by the cease and desist order issued in March 1996 by the Colorado Division of Minerals and Geology (the "DMG") for permit violations that was not vacated until June 7, 1996. As a result, the Company's equity in the net loss of the Zeus Joint Venture approximated only $3,100 in that period.

     The Company had a net loss of approximately $924,000 for the year ended December 31, 1995 compared with a net loss of $382,000 for 1994. The increased loss was substantially due to a fee of $468,000 which was a non-cash charge paid through the issuance of stock to the Company's joint venture partner, Gems. This fee, which was in the form of 6,000,000 shares of common stock, was paid pursuant to the terms of a Binding Exchange Letter Agreement.

     General and administrative expenses were approximately $227,000 in 1995 as compared with $151,000 in 1994, such increase being a result of an increase in professional fees. Depreciation of equipment was approximately $122,000 during 1995 and 1994. Mine and Mill improvements were not amortized in 1995 and 1994. Interest expense was approximately $92,000 in 1995 compared to $68,000 in 1994. Operations of the Joint Venture at the Franklin Mine and Mill during 1995 consisted primarily of a comprehensive core drilling and analysis program (the "Analysis Program") which further substantiated proven and probable reserves along with remedial work and technical revisions addressing erosion, sedimentation and run-off matters as well as other matters which were required to be performed by the DMG. Such operations during 1994 consisted primarily of repair and remediation work to comply with environmental regulatory requirements, further site preparation, metallurgical analysis and the planning of the Analysis Program. The Company's equity in the net loss of the Zeus Joint Venture was $15,540 in 1995 and $34,826 in 1994.

Liquidity and Capital Resources and Plan of Operations


     As explained above, the Company and its investees are in the development stage and have not generated significant revenues on a sustained basis since the inception of their development. Accordingly, the Company has not generated any cash flows from operating activities. Instead, it has financed its operations principally through equity and debt financing, including financing derived from its relationships with its joint venture partners.


     As further explained below, the Company financed its operations primarily through loans from Gems, its joint venture partner, of $331,980 and $156,581 during the years ended December 31, 1995 and 1994, respectively; raised $200,000 from the private placement of convertible notes in the fourth quarter of 1995; raised another $200,000 from the private placement of convertible notes and sold 1,753,411 shares of unregistered common stock for $302,600 during the nine months ended September 30, 1996; and issued notes to related parties in the aggregate principal amount of $3,100,000 to acquire the Gold Hill Mill and the 20% interest in Newmineco but, effectively, reduced the obligations incurred by approximately $1,400,000 through the issuance of 9,366,919 shares of common stock during the period from July 1, 1996 through September 30, 1996.

     The Company used the cash obtained through the loans from Gems and the sale of the notes and the stock primarily to (i) partially finance its operating losses in each year or period; (ii) increase deferred mine development costs by $234,435 in 1995; (iii) increase the net amount of mining reclamation bonds on deposit by $80,000 in order to get the cease and desist order vacated June 1996; and (iv) reduce the balance payable to Gems arising from previous operating loans by approximately $139,000 during the nine months ended September 30, 1996.

     Upon the approval of the increase in the capitalization of the Company by its shareholders on November 30, 1995, the Company was able to eliminate certain of its liabilities by converting certain debt into common stock. In May, 1992, the Company entered into a Loan Agreement with Mr. Anderson, an officer and director of the Company, Mr. Anderson's brothers, Anderson Chemical Company and Mr. Carlo Sgrizzi, an unaffiliated individual and Mr. Anthony DiMatteo (the
"Anderson Loans") pursuant to which the Company borrowed an aggregate of $504,000 at an interest rate of 3% above the prime rate of interest. Additionally, $450,000 of such loans were entitled, under certain conditions, to a 1% interest in profits (as defined in the Loan Agreement) of the Company, for each $50,000 of principal amount held and, accordingly, the lenders held a total profit participation interest of 9%. Such Loan Agreements were further amended in July, 1993, whereby replacement notes were issued which permitted the conversion of the Anderson Loans into shares of common stock of the Company at a conversion ratio of $.10 per share and granted certain demand and piggyback registration rights. The Anderson Loans were convertible into a total of approximately 4,500,000 shares of common stock at each lender's option, including, all profit interests which were convertible into 300,000 shares for each 1% profit participation interest.

     In August, 1995, Gems, as an assignee of Mr. DiMatteo, converted its 4% net profits interest in the Company to which it has rights to receive under the terms of a Loan Agreement, into 300,000 shares per percentage point or 1,200,000 shares of the Company. Such shares were issued to Gems on or about August 18, 1995. In September, 1995, certain of the holders of the Anderson Loans, other than Gems, agreed to convert their notes and accrued interest thereon at a rate of $.078 per share which represents 50% of the NASDAQ quoted price of the Company's shares for the last 3 months, the total amount of principal and interest to be converted to be determined at the time of conversion. Thereafter, on or about December 27, 1995, Gems was invited to convert its notes on the same terms and conditions as the other holders, thereby satisfying the Company's obligations under the Anderson Loans.

     In December 1995, the Company commenced an offering pursuant to Rule 505 of Regulation D of $1,500,000 principal amount of its 15% Secured Notes (the "Notes") Convertible into Shares of Common Stock of the Company. Such Notes had a maturity date of eighteen months from the date of each Note so issued (the "Maturity Date"). Interest on the Notes accrued at a rate of 15% per annum, compounded annually on the outstanding unpaid principal of each Note, payable quarterly. During the second quarter of 1996, all of the Notes issued in the fourth quarter of 1995 and the first quarter of 1996 were converted and the Company issued 4,294,770 common shares upon conversion based on the total balance of the principal and accrued interest outstanding of $418,740 and a conversion price of $.0975 per share.

     In February 1996, the Company commenced an offering, directly and without using any agents, pursuant to Rule 505 of Regulation D of its Common Stock to accredited and unaccredited investors in an effort to raise the remaining amount of funds which it anticipated it would be able to realize through the offering of the Notes. Subscribers of the offering purchased the Common Stock at a purchase price 15% below the market price of the stock as quoted on NASDAQ at the close of business the date prior to such sale. The Company raised approximately $202,600.

     On July 3, 1996, the Company acquired the Gold Hill Mill facility for $2,500,000 through a non-cash transaction whereby it issued a mortgage note to the affiliate requiring the payment of the entire principal balance of July 3, 1999 and the payment of interest, at 8% per annum, on a quarterly basis. The mortgage note is secured by the milling facility.

     Additionally, in July, 1996, the Company commenced an offering to unaffiliated parties pursuant to Regulation D for the issuance of shares of common stock at the approximate equivalent of $.15625 per share in exchange for certain notes, mortgages and other obligations. Upon completion of the offering, the Company purchased obligations of its affiliates having an aggregate principal balance of approximately $1,400,000 through the issuance of approximately 9,366,919 shares of Common Stock and then transferred the obligations of its affiliates so acquired to the seller of the Gold Hill property for an equivalent reduction in the principal balance of the mortgage note.

     Also in July 1996, the Company commenced an offering of its common stock, to accredited investors only, pursuant to Rule 505 of Regulation D during which Stires & Co. acted as Selling Agent on behalf of the Company to raise additional funds needed for operating purposes. The offering was on a best efforts basis and the Selling Agent was to receive a commission of 5% of the aggregate gross proceeds of the sale of the common stock to investors. In addition, the Company agreed to issue to the Selling Agent warrants to purchase 5% of the total shares of common stock sold in the offering. Due to market conditions at the time of the offering, the Selling Agent was only able to sell 800,000 shares of Common Stock and raise $100,000 and thereafter the offering was terminated on September 15, 1996.

     In September 1996, the Company acquired its 20% interest in Newmineco, which was a newly-formed company that is expected to develop certain inactive mining rights and properties, for $600,000 through a noncash transaction whereby it issued an interest only note to Gems bearing interest at 9.5% per annum. The principal balance is due on June 30, 1997; however, the Company has the right to convert the principal balance and accrued interest into shares of its Common Stock at the conversion rate of $.078 per share. Pursuant to the agreement with the other investors in Newmineco, the Company will be entitled to the first $500,000 of any profits (as defined) to be distributed by Newmineco and 20% of any of its profits thereafter.


     The Company's only liquid resource was a cash balance of $1,954 at September 30, 1996. It had total current liabilities as of that date of $1,237,028, including convertible debentures with a principal balance of $145,000 and loans payable to its joint venture partner of $604,782. The Company's operations have been generating losses and negative cash flows from inception. In addition to the payment of its current liabilities, management estimates that the Company will incur general and administrative and other costs and expenditures at the rate of approximately $30,000 per month during the year ending September 30, 1997. In addition, as part of its financing efforts, the Company has agreed to file a registration statement to cover certain shares which it had sold privately and has further agreed to allow certain other shareholders to piggyback on such registration. Thus, such agreement will cause the Company to incur additional expenses relative to such registration.


     Although the Company is entitled to distributions of 17.5% of the net profits of the Zeus Joint Venture and the first $500,000 of profits generated by Newmineco plus 20% of any profits thereafter, the Company's investees are in the development stage and have not generated significant revenues on a sustained basis. The Zeus Joint Venture will be dependent on Gems for the additional financing it will need to commence operations and become profitable and Newmineco will be dependent on other subsidiaries of Island or entities related to Island and Gems for the additional financing it will need to commence operations and become profitable. Therefore, the management of the Company cannot assure that the investees will generate any profits or positive cash flows and make any cash distributions during the year ending December 31, 1997. Management believes, but cannot assure, that financing will continue to be provided by Gems. Therefore, until such time, if any, as the Company begins to receive cash distributions from its investees, it will remain dependent on its joint venture partner and its other affiliates as the primary sources of financing for its operations.

                             DESCRIPTION OF PROPERTY


Glossary of Terms

Assay
          A chemical evaluation of metal content conducted after mining ore.

Backfill
          Mine waste which is disposed of underground in a formerly mined area.

Chacopyrite
          A mineral containing copper, iron and sulfur.

Cyanidation and Pulp Recovery
          The process by which gold is extracted in the milling process through the use of cyanide.

Development Stage Company
          Companies engaged in the preparation of an established commercially mineable deposit or reserve for its extract which are not in the production stage.

Dip
          An angle measured in degrees from the horizon.

Fault
          A fracture in the earth through which mineralizing solutions may rise and form a vein.

Fault System
          A large regional fracture.

Footwall
          That portion of the vein which is located below.

Galena
          A mineral containing both lead and sulfur.

Gravity Concentration
          Minerals concentrated by application of devices employing the force of gravity.

Hanging wall
          That portion of the vein which is overhead.

J.L. Emerson Fault
          A large fracture in the earth' s crust located in the Franklin Mine area.

Laramide Period
          A period in history dating back approximately 70 to 90 million years ago.

Main Trunk
          A highly mineralized portion of the J.L. Emerson fault located on the properties constituting the Franklin Mines.

Massive Sulfides
          High quality ore.

Microcline gneiss
          A type of rock found at the Franklin Mine.

Mill
          The plant facility where the metals constituting the ore are removed from mined rock.

Mine Workings
          The areas where ore is being mined.

Mineral Concentrate
          A mill product where the rock particles have been removed from the metallic minerals.

Mineralized Rock
          The rock which contains the minerals to be mined.

Monzonite
          Intrusive rock types containing large amounts of quartz and often the progenitor of metallic, mineralizing solutions.

Ore
          A metallic or non-metallic mineral that can be mined from the earth and sold at a profit.

Ore Conduit
          An opening through which mineralizing solutions can rise.

Ore Reserves
          Minerals located in the ground whose existence is governed by varying degrees of probability.

Ore Shoot
          A body of ore.

Orogeny
          An event causing a major upheaval or reshapement of the earth's crust, such as volcanism, mountain building or ore formation.

Pegatites
          A type of rock found in the Franklin Mine.

Pillars
          Unmined sections of ore in a stope.


Pre-Cambrian age
          A time period in history dating back approximately 600 million years ago.

Probable (Indicated) Reserves
          Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the site for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between point of observation.

Production Shaft
          The device through which ore is hoisted from the mine and the area through which materials are lowered into the mine and miners enter and exit the mine.


Proven (Measured) Reserves
          Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well established.

Pyrite
          A mineral containing both zinc and sulfur.

Raise
          A tunnel driven upward from a level.

Refractory
          A difficulty in separating value metals or minerals from the host rock.

Reserves
          That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Schist, granite gneiss
          A type of rock found in the Franklin Mine.

Selective Flotation
          Minerals concentrated in a selected mineral group in the mill.

Shaft
          A vertical tube-like opening whereby miners enter the mine.

Slurry
          A mixture of ground rock or minerals in water.

Slimes
          Exceedingly fine particles mixed with water.

Sphalerite
          A mineral containing both zinc and sulfur.

Strike
          In a horizontal direction.

Stope
          The area of the mine where miners extract mineral deposits from the mine.

Tailings
          Waste which is produced by the Mill.

Tailings Pond
          The location where mill wastes are deposited.

Telluride
          A mineral containing tellurium often found with quantities of gold and/or silver and sulfur.

Tennentite
          A complex mineral containing copper, antimony or arsenic, often containing large amounts of silver.


Tertiary Period
          A time period in history dating back approximately 40 to 70 million years ago.

Vein
          A fracture in the earth's crust where minerals have been deposited.

Winze
          A tunnel driven downward from a level.


Colorado Mining Properties

     The property which constitutes the Franklin Mine consists of (i) 100% mineral rights interest leased by the Company under the Hayden/Kennec Leases covering 28 claims comprising approximately 322 acres and (ii) an additional 23 claims which have been either leased or purchased covering less than 100% mineral rights interest comprising approximately 20 additional acres, for a total of 51 claims over 340 acres. Such properties include all improvements thereon, including milling facilities capable of supporting up to a 150 ton per day operation. The Company does not intend to exploit any claims for which it holds less than a 100% interest in such claims.


     The Hayden/Kennec Leases provide for payment of certain charges relating to the property and a minimum royalty payment of $2,000 per month or 5% of the Company's net smelter royalties realized from production. The Hayden/Kennec Leases expired in November 1996 at which time the Company could have purchased the leased rights thereunder for a purchase price of $1,250,000 less any royalties previously paid as of the expiration date. As of December 31, 1995, the Company has paid approximately $456,000 in royalties. The Company has extended the term of the lease; however in the event that the Hayden/Kennec Leases shall expire, any improvements made on the property become the property of the landowner without any further compensation to the Company; however, in accordance with the Company's reclamation bond, it will be required to dismantle the site and remove all of its equipment therefrom. Thus, the likelihood that the Company would not recover fixtures and other equipment on the property is minimal. As of the date hereof, the Company has not been notified of any existing default under such agreements.


     The Joint Venture was primarily formed to develop the mining properties pursuant to the Company's rights existing primarily under the Hayden/Kennec Leases, and the future success of its operations is dependent on its ability to utilize and extend those lease rights and/or to otherwise acquire the rights to the use of such properties and the extraction of the related resources. To further secure its ability and the ability of Gems, its Joint Venture partner, to exploit the Idaho Springs mining properties, Gems entered into an agreement on December 21, 1995 to purchase Audrey Hayden's interest under the Hayden/Kennec Leases as well as all the mining claims subject thereto (the "Hayden Interests") for a purchase price of $75,000 (the "Purchase Agreement"). The Purchase Agreement was further amended and restated in September, 1996. Pursuant to the Purchase Agreement, the parties agreed to the $75,000 purchase price and Gems agreed to pay to Hayden $1,000 per month for a period of 12 months commencing on the date of the purchase Agreement. On the date upon which the final $1,000 installment is due to Hayden, Gems will pay the remaining principal balance of the purchase price which will consist of $75,000 less an initial payment of $5,000 advanced by Gems under the original Purchase Agreement for back payments on the Hayden/Kennec Leases. The management of Gems has informed the Company that it believes that with the acquisition of the Hayden Interests, together with the portion of the Hayden/Kennec Leases owned by Dorothy Kennec permitting the exploration and development of such properties by any method of mining, the Joint Venture will have adequate access to the minerals during the remainder of the term of the Hayden/Kennec Leases and on a continuing basis even if the Hayden/Kennec Leases should expire and not be renewed by the Company.

     The Rugg/Mogul Lease, dated March 18, 1996, was entered into between Island, as lessor, and Charles R. Rugg and Cindy McCollum (McCollum being the lessor/optioner as to the Muscott Lode claim only). The lease was later contributed to Newmineco prior to the acquisition by the Company of 20% of the LLC.

     The Rugg/Mogul Lease provided that, after the remittance of the $100,000 guaranteed payment, Newmineco will pay an additional $50,000 to Rugg, on either the sixth month anniversary date or any monthly anniversary date thereafter when the Mogul Mines become operational (but not later than eighteen months from the date of the lease). In addition, the Rugg/Mogul Lease provides for a royalty payment of $2,000 per month which increases to $5,000 once the Mogul Mines becomes operational. The Rugg/Mogul Lease expires on May 17, 2006 at which time, or at any time during the term of the Lease, Newmineco may purchase the mining rights under the Rugg/Mogul Lease for a purchase price of $1,500,000 less certain of the royalty payments made during the term of the lease.

         Location and Access

     The Franklin Mine and Franklin Mill are located in Clear Creek County, Colorado approximately 2.7 miles north of the town of Idaho Springs which is accessible from Interstate 70 approximately 33 miles west of Denver. From Idaho Springs, a county maintained gravel road connecting Idaho Springs with Central City in Gilpin County passes within 1/4 of a mile of the Franklin Mine facilities and offices. A minor roadway, also maintained by the County, allows access to the Franklin Mine within 1/8 of a mile. The portal of the Mogul Mines is located immediately south of the town of Eldora, 25 miles west of Boulder by paved roads maintained by Boulder County. The mine locations are accessible year round, except in the case of a major snow storm in winter months.

Ore Deposition in the Area

     Most of the ore deposition in the area where the Franklin Mines are located has been credited to the Laramide period progeny. Ores exploited from this region have included gold, silver, copper, lead, zinc and uranium. By far the largest single metal values were in gold, with silver being a distant second. Though many of the smaller veins located in the area pinched out at moderate depth, some have shown strong mineralization at greater depth.

     The ore deposits are of four types: (i) pyritic gold ores; (ii) galena-Sphalerite ores; (iii) composite (pyrite-galena-Sphalerite) ores and (iv) telluride ores. Pyritic gold ores are chiefly associated with pyrite, Chacopyrite and Tennentite. The "composite ores" are believed to be the result of two or more periods of mineralization, with pyritic minerals first and galena-Sphalerite second; mineral content varies widely with the relative percentage of the different types of ore present. Telluride ores are present mostly in the Northeast corner of the district, but some telluride ores have been noted elsewhere.

Geology of the Franklin Mines

     The rocks most commonly seen in the Franklin Mines are Pre-Cambrian age granite and Microcline gneiss. Tertiary Monzonite, the most common of which is quartz Monzonite, can be seen on the ninth level and are reported from lower levels in the Gem vein or Gem workings of the Franklin Mines. The general strike of the system is N75 degrees W and dips vary, being steeper in higher levels and flattening at depth. On the ninth level general dip is about 50 degrees to the north.

     The structure of the mines is controlled by the J.L. Emerson Fault system which runs in a west north west direction across the whole property and beyond. Subsidiary to the J.L. Emerson Fault are a multitude of veins crossing at low angles and meandering in and out of the main break. Most of these subsidiary faults are ore conduits; when more than one of these happen to meet at the same location, the result is a large body of ore. These large ore bodies are, within the observed area served at present by the Franklin 73 shaft, as much as 22.5 feet wide and at least 60 feet long. It has been reliably reported that some of the large ore body stopes within the Gems workings adjoining to the west (and part of the property) were as wide as 105 feet. Some of the individual veins carry names of the claims, such as Franklin, Gem, Washington and Freighter's Friend.

Geology and History of  the Mogul Mines

     Based upon newspaper accounts and inspector reports published from 1898 through 1904, it is believed that the claims on Spencer Mountain were discovered during the last decade of the 19th century. The accounts of the day indicate that the veins produced gold and initially were developed by shafts, which was common practice during this era. The deepest shaft was believed to be that of the Enterprise at 400 feet. In 1907, the Mogul Tunnel was created as a drainage and transportation tunnel. Claim owners were permitted to use the tunnel for a royalty fee which was calculated based upon the distance traveled in the tunnel and varied from 10 to 20 percent. While the Colorado and Northwestern Railroad was completed to the town of Eldora in 1905, the boom period of gold mining in the area had ended and by 1919, the railroad, which never operated profitably, was washed out and never rebuilt. Thus, there are very limited records of production form the properties on Spencer Mountain due to its limited period of operation.

     Spencer Mountain is on the east flank of the Eldora stock, a quartz monzonite porphyry of Eocene-Paleocene Age. The rocks which make up the Spencer Mountain are believed to be older Precambrian geniuses and locally schist. Within the area of the Mogul Tunnel, the wall rocks are geniuses which contain biotite, sometimes hornblende, and usually quartz and plagioclase. In some cases the wall rocks are quartz-plagioclases gneiss.

     It is believed that the most productive gold-bearing structures on the Spencer Mountain are the easterly trending Enterprise fault and the northeasterly trending fractures which cut the peak of the mountain. There are other faults and fractures which trend north, northwesterly, and possibly any direction of the compass, any one of which could contain ore and would have offset an ore deposit by faulting.

     The enterprise and Village Bell Mine are located on the Enterprise fault. It was noted in an inspector report of 1899 that in the Enterprise and Village Belle, the fault dipped south for the first 50 feet or 80 feet, respectively, of depth and then northerly. It is from this zone where the dips changed that most of the ore was mined. The remainder of the production has come from northeasterly trending veins. Some ore was also produced from veins trending east-northeast such as the Gold Coin, especially near their intersection with the Enterprise fault.

     It is believed that the gold occurs as a telluride, probably sylvanite and there also exists some pyrite and a small amount of molydenite. The gange minerals are barite, quartz, roscoelite and calcedly. Within the Mogul tunnel, it appears that the gold occurs principally in thin stringers of quartz which are often in gouge zones. It is approximated that the exposures within the Mogul Tunnel, are a good grade of mineralization and ore shoots in the area are noted for being small and often very rich. Values in the press at the turn of the century indicated approximately 1.5 ounces of gold per ton.


Estimated Ore Reserves

         The Franklin Mines

     The Franklin Mine lodes consist of the minerals associated with the Gem, the Freighter and the Franklin mine veins and specifically, those minerals associated with the "Main Trunk" element of the J.L. Emerson Fault. No representations have been made regarding the potential of mineral structures situated adjacent to, or off the "Main Trunk", as these are considered to be of marginal importance at this time.

     Sampling by the channel sample method was conducted during the period of 1975 through 1993 with assaying provided by the Franklin and other accredited assay laboratories. Assays were also obtained from the old Gem Mining Co. mine assay map, dated 1921 (the "Gems Assay Map"). The sampling process was carried out at right angles to the structure of the veins. Blocks were sampled on three or four sides and at times within by raise or winze. Those blocks which were already heavily mined were entered through open stopes, both pillars and "backfill" being sampled.

     The Franklin ore body is generally a tabular structure in shape, consisting of several parallel to sub-parallel veins. The evaluation process, by concentrating on primarily one vein, obviously by-passed additional mineral potential.

     The J.L. Emerson Fault is a large regional structure, striking east to west and having an irregular plain that dips to the north at 45 to 78 degrees. The J.L. Emerson Fault is associated throughout with a series of parallel to sub-parallel sigmoidal shaped fractures that may focus east or west on the principal fault plain. These fracture patterns are found on nearly all levels and represent important centers of mineral concentration. The J.L. Emerson Fault consists of two main parallel to sub-parallel mineralized fault fractures, the so called "footwall" and "hanging wall" veins. Each of the principal veins has historically contributed to ore production in the Gem vein. A second set of true fissure veins of a later date and striking northeast and southwest interdict the J.L. Emerson Fault at several points, but do not cross. These veins are of unknown economic potential.

     The ore structures in the Franklin Mines are often large, but poorly defined. It was suggested that a core drilling be conducted in these locations in order to determine economic potential and establish mineral reserves therein. It was believed by management and Gems, its joint venture partner, that much unexplored mineral potential exists in the Franklin Mine.

     A geological report prepared by Gifford A. Dieterle in December, 1993 indicated that proven and probable reserves since 1987 to be as follows using a margin of error of plus or minus 15%:

         In place                                   173,486.60 Tons
         Broken ore (in stopes
              or on surface)                          4,700.00 Tons
         Ore Mined or Milled
              since 1987                              8,100.00 Tons
                                                      --------

                                                    186,286.60 Tons

Average Value of Gold:                               .315 ounces per ton
Average Value of Silver:                            6.740 ounces per ton

     The Gems Assay Map indicated possible reserves of 167,500 tons. No assay values are indicated on these reserves.

         The Mogul Mines

     With respect to the Mogul Mines, there is very little published geological information and no company reports covering the Mogul Tunnel area. Most of the information available about the ore bodies in the Mogul Mines can be derived from local newspaper reports between 1898 and 1904 and from mine inspector reports for the years 1897, 1898 and 1901. The newspaper and inspection reports are useful to indicate the approximate size and grade of deposits, veins, or production but are not considered by the Company to be hard fact.

     Although there are no known ore reserves in the Mogul Mines, proven or probable, there are considerable good exploration targets. The Company has been informed by Newmineco that it is hopeful that it will be successful in locating richer shoots which could yield a profitable amount of ore. Thus, Newmineco has informed the Company that it has begun a comprehensive program to substantiate ore reserves at the Mogul Mines and target areas for future production.

Mill/Metallurgy

     The Franklin Mill, when constructed in 1982, was designed to recover and concentrate metallic minerals by two historic methods; selective flotation and gravity by table and jig. Both systems were operated in a continuous circuit. The Franklin Mill has a daily processing capacity (operating for a 24 hour period) of approximately 150 tons of ore. In the past, the Franklin Mill operated on an eight hour schedule and processed approximately 30 tons of ore during that time interval.

     The Franklin ore is refractory and therefore difficult to separate. Pyrite (iron sulfide) constitutes approximately 18% of the weight of the ore. Approximately 30% of the gold content of the ore remains locked in the pyrite as refractory gold and is not recoverable by ordinary means. In 1993, a new metallurgical process was introduced to extract gold from the pyrite concentrates. This process attempted to break down the pyrite minerals by oxidation and thereby free the contained refractory gold. The procedure involved the use of standard banks of flotation cells (48"), pyrite slurry (30%), air and agitation. At a later stage pre-processing of the pyrite by further milling occurred. Processed pyrite was subjected to Cyanidation and carbon-pulp recovery of gold. The process was initially reported to be successful by the joint venture operator with recovery of 85% of gold. However, additional testing is required and is expected to be undertaken. About 5% of the gold was contained in refractory slimes and were lost in the tails during the milling process.

     Conventional milling procedures by the Zeus Joint Venture are to be followed with selective flotation of lead, silver, gold and zinc and gravity concentration of gold bearing pyrite. Concentration of tailings slimes by slime cone and recovery of fine gold and silver from slimes are to be achieved by Cyanidation and carbon pulp in closed circuit. Moreover, additional technologies are being tested by Gems to assure maximum recovery of mined ore. Average recovery of the combined precious metals is estimated at approximately 90% of the total based upon preliminary test data developed by Zeus Joint Venture.

     In the past, the Franklin Mill operated on a limited schedule while exploration and development was taking place. While the Franklin Mill has not been operational with respect to milling of ore, crushing activities have begun at the Franklin Mill for the limited purpose of prospecting and testing in the early part of 1996. Thus, any prior milling activity and the crushing currently being done at the Franklin Mill can be characterized as "development" in nature.

     The Gold Hill Mill is a fully permitted modern milling facility. With the exception of test milling approximately 4,000 tons of ore by the previous owner, the Gold Hill Mill has not been operational with respect to the milling of ore.

New York Office

     The Company maintains its executive offices, consisting of approximately 500 square feet, at 76 Beaver Street, Suite 500, New York, New York. The Company has agreed to rent this space until September 30, 1996 for a monthly rental of $670.50 pursuant to an oral agreement with a non-affiliate. The Company's management anticipates this space will service the Company's needs for the foreseeable future and that the Company will be able to lease these or other suitable facilities on a reasonable basis.

                              CERTAIN TRANSACTIONS

The information required by this item as it relates to Messrs. Anderson and Waligunda is set forth in the Company's definitive proxy statement relating to the Company's 1995 Annual meeting of Stockholders under the caption "Certain Relationships and Related Transactions" under the heading "Executive Compensation." Such information is incorporated herein by reference therefrom. For further information regarding transactions between the Company and Messrs. Anderson, Waligunda and DiMatteo, See "Management's Discussion and Analysis or Plan of Operation-Liquidity and Capital Resources."

     In connection with the Company's annual meeting of stockholders held in November, 1995, the Company engaged Four Color Lithograph ("Lithograph") to perform printing services relating to the proxy materials distributed to the Company's shareholders. Mr. DiMatteo, a former officer and director of the Company and an acting officer and director of Gems, is the sales manager for Lithograph. During 1994 and 1995, Lithograph performed services for the Company totaling approximately $24,000 which was advanced by Gems on behalf of the Company. The Company intends to continue to use the services of Lithograph in the future and believes its charges are comparable to other companies providing such services.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The principal U.S. market on which shares of the Company Common Stock (all of which are of one class, $.01 per share) are traded is the over the counter market on the National Association of Securities Dealers, Inc. Automated Quotation System (Symbol "FKCM").

     The following table sets forth the range of high and low bid quotes of the Company's Common Stock per quarter since the beginning of fiscal year 1994 as reported by the National Quotation Bureau (which reflects inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions).


                           High                      Low
Quarter Ended              Bid Price                 Bid Price

March 31, 1994             $.19                      $.13
June 30, 1994              $.13                      $.09
September 30, 1994         $.03                      $.03
December 31, 1994          $.09                      $.06

March 31, 1995             $.16                      $.13
June 30, 1995              $.16                      $.16
September 30, 1995         $.16                      $.16
December 31, 1995          $.22                      $.16

March 31,1996              $.25                      $.16
June 30, 1996              $.25                      $.09
September 30, 1996         $.13                      $.06


     As of September 30, 1996, the approximate number of recordholders of the Company's Common Stock is 3,153 inclusive of those brokerage firms and/or clearing houses holding the Company's common shares in street name for their clientele (with each such brokerage house and/or clearing house being considered as one holder). The aggregate number of shares of Common Stock outstanding is 86,855,020 as of September 30, 1996 which does not include certain shares issued in connection with the Company's private offering of its Common Stock. No dividends on Common Shares have ever been paid by the Company, nor does the Company anticipate that dividends will be paid in the foreseeable future.

                             EXECUTIVE COMPENSATION


     No compensation has been awarded to, earned by or paid to any of the named executives or directors of the Company during the fiscal year ended 1995 or for the first, second and third quarters of 1996. The Company does not anticipate that such persons will receive any compensation through fiscal year ended 1996.

                              FINANCIAL STATEMENTS


See Index to Financial Statements on page F-1

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          INDEX TO FINANCIAL STATEMENTS
                                                                      PAGE

UNAUDITED CONDENSED FINANCIAL STATEMENTS:
    BALANCE SHEET
        SEPTEMBER 30, 1996                                            F-2

    STATEMENTS OF OPERATIONS
        NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995 AND PERIOD FROM
    DECEMBER 1, 1976 (INCEPTION) TO SEPTEMBER 30, 1996                F-3

    STATEMENTS OF CASH FLOWS
        NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995 AND PERIOD FROM
        DECEMBER 1, 1976 (INCEPTION) TO SEPTEMBER 30, 1996            F-4/5

    NOTES TO CONDENSED FINANCIAL STATEMENTS                           F-6/11

AUDITED FINANCIAL STATEMENTS:
    REPORTS OF INDEPENDENT PUBLIC ACCOUNTANTS                         F-12/14

    BALANCE SHEET
        DECEMBER 31, 1995                                             F-15

    STATEMENTS OF OPERATIONS
        YEARS ENDED DECEMBER 31, 1995 AND 1994 AND
        PERIOD FROM DECEMBER 1, 1976 (INCEPTION) TO
        DECEMBER 31, 1995                                             F-16

    STATEMENTS OF STOCKHOLDERS' EQUITY
        YEARS ENDED DECEMBER 31, 1995 AND 1994 AND
        PERIOD FROM DECEMBER 1, 1976 (INCEPTION) TO
        DECEMBER 31, 1995                                             F-17/23

    STATEMENTS OF CASH FLOWS
        YEARS ENDED DECEMBER 31, 1995 AND 1994 AND
        PERIOD FROM DECEMBER 1, 1976 (INCEPTION) TO
        DECEMBER 31, 1995                                             F-24/25

    NOTES TO FINANCIAL STATEMENTS                                     F-26/39

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                             CONDENSED BALANCE SHEET
                                  SEPTEMBER 30, 1996
                                   (Unaudited)


                                     ASSETS
Current assets - cash .........................................    $      1,954
Mining, milling and other property and equipment,
    net of accumulated depreciation and depletion of
    $1,806,799                                                        6,432,102
Mining reclamation bonds ......................................         125,000
Investment ....................................................         600,000
                                                                   ------------
          Totals ..............................................    $  7,159,056
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Convertible debentures ....................................    $    145,000
    Accounts payable and accrued expenses .....................         467,246
    Notes and Loans payable to joint venture partner ..........         604,782
    Other loan ................................................          20,000
                                                                   ------------
          Total current liabilities ...........................       1,237,028

Notes Payable .................................................       1,036,419
Excess of equity in net losses of joint venture
    over investment ...........................................         123,420
                                                                   ------------
          Total liabilities ...................................       2,396,867
                                                                   ------------
Commitments and contingencies

Stockholders' equity:
    Common stock, par value $.01 per share; 100,000,000
        shares authorized; 86,855,020 shares issued and
        outstanding ...........................................         868,550
    Additional paid-in capital ................................      14,731,232
    Deficit accumulated in the development stage ..............     (10,837,593)
                                                                   ------------
           Total stockholders' equity .........................       4,762,189
                                                                   ------------
          Totals ..............................................    $  7,159,056
                                                                   ============

                  See Notes to Condensed Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                          Nine Months               Cumulative
                                      Ended September 30,             from
                                   1996                1995         Inception
                                   ----                ----         ---------

Revenues:
    Sales ......................                                   $    876,082
    Interest income ............   $        476    $        764         539,012
    Other income ...............                                         75,000
                                   ------------    ------------    ------------
           Totals ..............            476             764       1,490,094
                                   ------------    ------------    ------------

Expenses:
    Mine expenses ..............                                      3,360,793
    Write-down of inventories ..                                        223,049
    Depreciation, depletion
        and amortization .......         91,605          91,608       2,002,148
    General and administrative
        expenses ...............        434,570         214,574       4,732,301
    Interest expense ...........         80,199          53,641         573,799
    Amortization of debt is-
        suance expense .........                                        683,047
    Equity in net loss of
        joint venture ..........          3,150                         123,420
    Loss on settlement of
        claims by joint
        venture partner ........                                        468,000
    Loss on settlement of
      litigation ...............                                        100,000
    Loss on investment in
        oil and gas wells ......                                         61,130
                                   ------------    ------------    ------------
          Totals ...............        609,524         359,823      12,327,687
                                   ------------    ------------    ------------

Net loss .......................   $   (609,048)   $   (359,059)   $(10,837,593)
                                   ============    ============    ============


Weighted average shares
  outstanding ..................     74,993,609      48,956,125
                                   ============    ============


Net loss per common share ......         $(.01)         $(.01)
                                         ======         ======

                  See Notes to Condensed Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                      Nine Months              Cumulative
                                                   Ended September 30,           from
                                                  1996            1995         Inception
                                                  ----            ----         ---------
Operating activities:
    Net loss .............................   $   (609,048)   $   (359,059)   $(10,837,593)
    Adjustments to reconcile net loss
        to net cash used in operating
        activities:
        Depreciation and depletion .......         91,605          91,608       2,002,148
        Amortization of debt issuance
           expense .......................                                        683,047
        Value of common stock issued
           for:
           Debt Issuance expence..........                         93,600
           Services ......................         75,000                       1,045,277
           Settlement of litigation ......                                        100,000
           Settlement of claims by joint
               venture partner ...........                                        468,000
        Compensation resulting from
           stock options granted .........                                        311,900
        Value of stock options granted
           for services ..................                                        112,500
        Equity in net loss of joint
           venture .......................          3,150                         123,420
        Other ............................                                         (7,123)
        Changes in operating assets
           and liabilities:
           Other current assets ..........                             71
           Accounts payable and accrued
               expenses ..................        194,970         (37,134)        656,719
                                             ------------    ------------    ------------
                  Net cash used in operat-
                    ing activities .......       (244,323)       (210,914)     (5,341,705)
                                             ------------    ------------    ------------

Investing activities:
    Purchases and additions to mining,
        milling and other property and
        equipment ........................       (175,593)                   (5,210,947)
    Purchases of mining reclamation
        bonds, net .......................        (80,000)                     (125,000)
    Deferred mine development costs
        and other expenses ...............                                     (255,319)
                                             ------------                  ------------
                  Net cash used in invest-
                    ing activities .......       (255,593)                   (5,591,266)
                                             ------------                  ------------

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                    Nine Months               Cumulative
                                                   Ended September 30,           from
                                                  1996           1995          Inception
                                                  ----           ----          ---------
Financing activities:
    Issuances of common stock ............   $    302,600                    $  8,763,257
    Issuance of Underwriter's stock
        warrants .........................                                            100
    Commissions on sales of common
        stock ............................                                       (381,860)
    Purchases of treasury stock ..........                                        (12,500)
    Payments of deferred under-
        writing costs ....................                                        (63,814)
    Proceeds from exercise of
        stock options ....................                                        306,300
    Issuance of convertible de-
        bentures and notes ...............        200,000                       1,505,000
    Proceeds of loans from joint
        venture partner ..................        258,100    $    130,441         784,388
    Repayments of loans from joint
        venture partner ..................       (397,006)                       (397,006)
    Payments of debt issuance
        expenses .........................                                       (164,233)
    Proceeds of other notes and
        loans payable.....................         20,000          80,000         708,000
    Repayments of other notes and
        loans payable ....................                                       (120,000)
    Proceeds of loans from affiliate .....                                         55,954
    Repayments of loans from affili-
        ate ..............................                                        (48,661)
                                             ------------    ------------    ------------
           Net cash provided by financ-
               ing activities ............        383,694         210,441      10,934,925
                                             ------------    ------------    ------------

Increase (decrease) in cash ..............       (116,222)           (473)          1,954

Cash, beginning of period ................        118,176             916            --
                                             ------------    ------------    ------------

Cash, end of period ......................   $      1,954    $        443    $      1,954
                                             ============    ============    ============


Supplemental disclosure of cash flow data:
    Interest paid ........................   $       --      $      4,441    $    298,868
                                             ============    ============    ============

                  See Notes to Condensed Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS




Note 1 - Unaudited interim financial statements:
                    In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of Franklin Consolidated Mining Co., Inc. (the "Company") as of September 30, 1996, and its results of operations and cash flows for the nine months ended September 30, 1996 and 1995. Certain terms used herein are defined in the audited financial statements of the Company as of December 31, 1995 and for the years ended December 31, 1995 and 1994 (the "Audited Financial Statements") also included in the Prospectus of this Registration Statement. Accordingly, these unaudited condensed financial statements should be read in conjunction with the Audited Financial Statements and the other information included herein.

                    The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results of operations for the full year ending December 31, 1996.


Note 2 - Basis of presentation:
                    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company is a development stage enterprise whose operations have generated recurring losses and cash flow deficiencies from its inception. As of September 30, 1996, it had an accumulated deficit of approximately $10,800,000 and a working capital deficiency of $1,235,000. As explained in Note 3, the Company was in default with respect to the payment of the principal of and the accrued interest on its outstanding convertible debentures which totaled $172,000 as of September 30, 1996. The Company was delinquent with respect to the payment of $44,000 of real estate taxes as of September 30, 1996. The Company is substantially dependent on Gems, its Joint Venture partner, for its short-term financing and the funding of the development of its principal mining and milling properties which were not operational as of September 30, 1996. Such matters raise substantial doubt about the Company's ability to continue as a going concern.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS



Note 2 - Basis of presentation (concluded):
                    The Company's ability to continue as a going concern will depend, primarily, on whether it can obtain additional debt or equity financing from its Joint Venture partner or from other sources to fund its existing obligations and the additional obligations it will incur while its mining resources are being developed, the continued forbearance of the holders of its convertible debentures and, ultimately, the ability of the Joint Venture, in which it holds a 17.5% interest and to which it has committed substantially all of its resources, to conduct profitable mining and milling operations on a sustained basis. Management of the Company does not believe that operations of the Joint Venture will generate any significant profits or cash flows for the Company during the remainder of 1996. However, management believes, but cannot assure, that the Company's Joint Venture partner will continue to provide the remainder of the funds the Company will need to operate through September 30, 1997. Accordingly, the accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.


Note 3 - Convertible debt:
                    As of September 30, 1996, the Company was in default with respect to the payment of the $145,000 principal balance of its outstanding 12.25% convertible debentures and $26,643 of accrued interest thereon payable for the quarters subsequent to March 31, 1995. The Company sent notices to its debentureholders in December 1995 asking for their consent by February 15, 1996 to the further extension of the maturity date to December 31, 1996. It was also contemplated that conversion rights would also be extended at the previous rate of $.50 per share. The Company also agreed that it would make all interest payments due to such holders through December 31, 1995, prepay interest for the first quarter of 1996 and set up a fund with the Trustee to secure the timely payment of the principal balance of the debentures on December 31, 1996. Only one holder of a $1,000 debenture rejected the Company's request.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 3 - Convertible debt (concluded):
                    While it is the intention of management and the Company to comply with the terms of the agreements with the debenture-holders, the Company has been unable to comply as a result of the liquidity and cash flow problems described in Note 1. As a result of its default and its continued failure to comply with the December 1995 agreements, the Company may be subject to legal proceedings by the Transfer Agent/Trustee under the Indenture Agreement or from debentureholders seeking immediate repayment of principal plus interest and penalties. Management cannot assure that there will be funds available for the required payments or what the effects of any actions brought by or on behalf of the debentureholders will be. In December 1995, the Company commenced an offering exempt from registration pursuant to Rule 505 of Regulation D under the Securities Act of 1933, as amended (the "Act"), of 15% secured convertible promissory notes in the aggregate principal amount of $1,500,000. The Company terminated the offering on February 5, 1996 after selling convertible notes in the aggregate principal amount of $400,000, of which $200,000 was sold in December 1995 and $200,000 was sold in the three months ended March 31, 1996. Each convertible note was scheduled to mature 18 months from the date of its issuance. The convertible notes were guaranteed by Gems and secured by Gems' profit interest in the Joint Venture. The notes became convertible into shares of the Company's common stock after April 1, 1996 at a conversion price based on 75% of the average market price of the Company's common stock (as defined) for a specified period prior to conversion. All of the notes were converted prior to September 30, 1996, and the Company issued 4,294,770 common shares upon conversion based on the total balance of principal and accrued interest outstanding of $418,740 and a conversion price of $.0975 per share.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS




Note 4 - Loans payable to Joint Venture partner:
                    As explained in Note 4 to the Audited Financial Statements, the balance of the loans payable by the Company to its Joint Venture partner pursuant to the terms of the Zeus Joint Venture Agreement totaled $313,688 at December 31, 1995. During the nine months ended September 30, 1996, the Company made net cash repayments of $138,906 thereby reducing the balance of the loans payable to $4,782. Such balance is noninterest bearing and without a specific due date. In addition, Gems has guaranteed the payment of the Company's outstanding convertible promissory notes (see Note 3).



Note 5 - Environmental matters:
                    As explained in Note 6 to the Audited Financial Statements, the Company was notified by the State of Colorado Division of Minerals and Geology (the "DMG") in March 1996 that it would be required to increase its land reclamation bond by an amount that would be determined subsequently; however, the Company was required to increase such bond to $93,000 until such time as the total amount of the reclamation bond was determined. On or about March 28, 1996, the Company received a temporary cease and desist order prohibiting it from conducting mining and milling operations at the Franklin Mine until such time as all of the violations cited by the DMG were corrected. In addition, the Mined Land Reclamation Bureau of Colorado (the "MLRB") determined that the Company's reclamation bond should be further increased to approximately $252,000 by April 5, 1996. The Company was unable to meet that deadline. However, the prospecting and testing activities that were in process at the Franklin Mill were not materially affected by the cease and desist order since they were being conducted pursuant to a permit that was specifically excluded from such order.

                    On April  24,  1996,  the  Company  was able to  obtain  the
                    $252,000 bond required by the MLRB from an independent bonding company in exchange for the deposit by the Company's Joint Venture partner of $125,000 in a trust account maintained for the benefit of the bonding company, guarantees from the Joint Venture partner and certain of its principals and the posting of a performance bond from an independent bonding company by one of the Joint Venture's contractors with respect to the completion of the technical and remedia- tion work required by the regulatory authorities. As a result, the cease and desist order was vacated on June 7, 1996 and the Company received refunds of approximately $93,000 during the second quarter of 1996 from the mining reclamation bonds it had posted.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 6 - Stockholders' equity: Issuances of common stock:
                    In February 1996, the Company commenced an offering pursuant to Rule 505 of Regulation D of its common stock to accredited and unaccredited investors at a purchase price 15% below the market price of the common stock as quoted on NASDAQ at the close of business on the prior day in an effort to raise up to approximately $1,000,000. During the nine months ended September 30, 1996, the Company sold 953,411 shares of common stock for total cash proceeds of $202,600, or $.2125 per share, prior to the termination of the offering.

                    During the nine months ended September 30, 1996, the Company also issued 4,294,770 shares of unregistered common stock upon the conversion of notes (see Note 3) and 56,000 shares of unregistered common stock in lieu of a cash payment for previously accrued liabilities of $7,000, which was equivalent to $.125 per share or approximately 50% of the fair market value of the shares at the time of issuance. These were noncash transactions and, accordingly, they were not reflected in the accompanying statement of cash flows for the nine months ended September 30, 1996.

                    The holders of the 4,294,770 common shares issued upon the conversion of the notes have unlimited piggyback registration rights and, commencing one year after issuance and subject to certain conditions, will have the right to demand one registration with respect to the shares.

                    During the third quarter ended September 30, 1996, the Company issued 1,160,000 shares of unregistered common stock in consideration for services rendered in the amount of $75,000. Additionally, in July 1996, the Company commenced an offering of its common stock pursuant to Rule 505 of Regulation D during which the selling agent, due to adverse market conditions, was only able to sell 800,000 shares at $.125 raising $100,000. The offering was on a best efforts basis and was terminated on September 15, 1996.

                    Also, in July 1996, the Company commenced an offering to unaffiliated parties pursuant to Regulation D for the issuance of shares of common stock at the equivalent of $.15625 per share in exchange for certain notes, mortgages, and other obligations. Upon completion of the offering, the Company purchased obligations of its affiliates having an aggregate principal balance of $1,463,583 through the issuance of 9,366,919 shares of common stock and then transferred the obligations of its affiliates so acquired to the seller of the Gold Hill property and equivalent reduction in the principal balance of the mortgage note.

                    Common stock reserved for issuance:
                    At September 30, 1996, shares of common stock were reserved for issuance upon exercise of outstanding debentures and warrants as follows:


                           Convertible debentures                       290,000
                           Warrants                                     500,000
                                                                        -------
                              Total                                     790,000
                                                                        =======


Note 7 - Acquisitions:
                    On July 3, 1996, the Company acquired the Gold Hill Mill, a permitted milling facility located in Boulder County, Colora- do, from Colino Oro Molino, Inc. ("COM Inc."), a wholly-owned subsidiary of Island which is the parent of Gems, the Compa- ny's Joint Venture partner. The cost of the acquisition totaled $2,500,000 which was paid through the issuance of a mortgage note requiring the payment of the entire principal balance on July 3, 1999 and the payment of interest, computed at an annual rate of 8%, on a quarterly basis. The mortgage note is secured by the milling facility which was inactive prior to the acquisition.

                    In September 1996, the Company acquired from Gems a 20% interest in Newmineco LLC, which was a newly formed Colorado Limited Liability Company. Newmineco owns the rights to the mining properties known as the Mogul Mines which consists of the Mogul Tunnel and the surrounding claims in the Spencer Mountain region. The purchase price was $600,000 evidenced by an interest only note bearing interest at 9.5% per annum. Payments of interest are payable quarterly and the principal is due June 30, 1997. The Company may, at its option, convert the principal and interest payments due under the note into the Company's common stock on or after January 1, 1997 at a conversion rate of $.078 per share. Additionally, the Company has acquired the right to receive the first $500,000 of profits distributed by Newmineco, but thereafter, will receive only that portion of such profits to which the Company would be entitled in respect of the aforesaid 20% ownership interest.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS




Note 8 - Financing:
                    In  July  1996,   the  Company   commenced  an  offering  to
                    unaffiliated  parties  pursuant  to  Regulation  D  for  the issuance of shares of common stock at the approximate equivalent of $.15625 per share in exchange for certain notes, mortgages and other obligations of Gems and/or other subsidiaries of Island. Upon the completion of the offering, the Company (i) purchased obligations of its affiliates with an aggregate principal balance of approximately $1,400,000 through the issuance of 9,366,919 shares of common stock and
                    (ii) transferred the obligations of its affiliates so acquired to COM Inc. for an equivalent reduction in the principal balance of the mortgage note.

                    In July 1996, the Company commenced another offering to unaffiliated parties pursuant to Regulation D of up to 10,000,000 shares of its common stock at $.125 per share. The Company received gross proceeds of $100,000 from the sale of 800,000 shares of common stock pursuant to this offering. The investment banking company acting as the placement and selling agent will receive a commission equal to 5% of the gross proceeds of the offering and a warrant for the purchase of 5% of the total number of shares sold in the offering. The warrant will be exercisable during the three year period from the date of the closing of the offering at $.125 per share, subject to anti-dilution adjustments. As of September 30, 1996, the Company received gross proceeds of only $100,000 from the sale of 800,000 shares of common stock. Due to market conditions the offering was terminated on September 15, 1996.


                    The Company has agreed to use its best efforts with respect to the completion of initial and effective filings of registration statements pursuant to the Act within specified periods for any common shares sold through the offerings described above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Franklin Consolidated Mining, Co., Inc.

We have audited the accompanying balance sheet of FRANKLIN CONSOLIDATED MINING CO., INC. (A Development Stage Enterprise) as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995 and for the period from December 1, 1976
(inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frank- lin Consolidated Mining Co., Inc. as of December 31, 1995, and its results of operations and cash flows for the year ended December 31, 1995 and for the period from December 1, 1976 (inception) to December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 6, the Company has been notified by agencies of the State of Colorado that it must correct violations of certain environmental regulations and increase its land reclamation bond from $93,000 to $252,000 to maintain certain mining permits. As of April 10, 1996, the Company had not posted the required bond. In addition, management had not been able to determine what the ultimate costs of correcting the violations will be or what the ultimate effects, if any, will be on the Company's financial statements if the Company is not able to post the bond and take the appropriate corrective actions. No provision has been made in the accompanying financial statements for any liability or asset impairment that may result from this matter.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 1 to the financial statements, the Company is a development stage enterprise whose operations have generated recurring losses and cash flow deficiencies from its inception and a substantial working capital deficiency as of December 31, 1995. As a result, it is in default with respect to payments on its outstanding convertible debentures, delinquent with respect to the payment of real estate taxes, in need of financing in connection with the reclamation bond and the costs of eliminating the violations of environmental regulations described in the preceding paragraph and substantially dependent on its joint venture partner for financing. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                     J. H. COHN LLP

Roseland, New Jersey
March 23, 1996, except for the
    environmental matters described
    in Note 6 as to which the date
    is April 10, 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders
Franklin Consolidated Mining Co., Inc.
New York, New York


We have audited the accompanying statement of operations, stockholders' equity, and cash flows of Franklin Consolidated Mining Co., Inc. (A Development Stage Enterprise) for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Franklin Consolidated Mining Co., Inc. (A Development Stage Enterprise) for the year ended December 31, 1994 in conformity with generally accepted accounting principles.


                                     WOLINETZ, GOTTLIEB & LAFAZAN, P.C.


Rockville Centre, New York
March 8, 1995

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET
                                DECEMBER 31, 1995


                                     ASSETS
Current assets - cash ..................................   $    118,176
Mining, milling and other property and equipment, net of
    accumulated depreciation and depletion of $1,715,194      3,848,114
Mining reclamation bonds ...............................         45,000
                                                           ------------

           Total .......................................   $  4,011,290
                                                           ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Convertible debentures .............................   $    145,000
    Accounts payable and accrued expenses ..............        298,016
    Loans payable to joint venture partner .............        313,688
                                                           ------------
           Total current liabilities ...................        756,704

Convertible notes ......................................        200,000
Excess of equity in net losses of joint venture
    over investment ....................................        120,270
                                                           ------------
          Total liabilities ............................      1,076,974
                                                           ------------
Commitments and contingencies

Stockholders' equity:
    Common stock, par value $.01 per share; 100,000,000
        shares authorized; 69,135,920 shares issued and
        outstanding ....................................        691,359
    Additional paid-in capital .........................     12,471,502
    Deficit accumulated in the development stage .......    (10,228,545)
                                                           ------------
           Total stockholders' equity ..................      2,934,316
                                                           ------------
           Total .......................................   $  4,011,290
                                                           ============

                       See Notes to Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995




                                                                        Cumulative
                                                                           from
                                           1995           1994           Inception
                                           ----           ----           ---------
Revenues:
    Sales ..........................                                   $    876,082
    Interest income ................   $      1,060    $        851         538,536
    Other income ...................                                         75,000
                                       ------------    ------------    ------------
           Totals ..................          1,060             851       1,489,618
                                       ------------    ------------    ------------

Expenses:
    Mine expenses ..................                                      3,360,793
    Write-down of inventories ......                                        223,049
    Depreciation, depletion and
        amortization ...............        122,143         121,855       1,910,543
    General and administrative
        expenses ...................        227,287         151,062       4,297,731
    Interest .......................         92,434          67,861         493,600
    Amortization of debt issuance
        expense ....................                          6,843         683,047
    Equity in net loss of joint
        venture ....................         15,540          34,826         120,270
    Loss on settlement of claims
        by joint venture partner ...        468,000                         468,000
    Loss on settlement of litigation                                        100,000
    Loss on investment in oil and
        gas wells ..................                                         61,130
                                       ------------    ------------    ------------
           Totals ..................        925,404         382,447      11,718,163
                                       ------------    ------------    ------------

Net loss ...........................   $   (924,344)   $   (381,596)   $(10,228,545)
                                       ============    ============    ============


Weighted average shares outstand-
    ing ............................     49,035,351      48,556,123
                                       ============    ============


Net loss per common share ..........              $(.02)         $(.01)
                                                  ======         ======

                       See Notes to Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995
                                                                      Deficit
                                                                    Accumulated
                                                       Additional     in the
                                           Common        Paid-in    Development   Treasury
                             Shares        Stock         Capital       Stage        Stock           Total
                             ------        -----         -------       -----        -----           -----
Issuance of common
    stock:
    Cash ............       155,000    $     1,550    $    41,550                               $    43,100
    Noncash - re-
        lated parties       925,000          9,250                                                    9,250
        in exchange
        for shares of
        Gold Devel-
        opers and
        Producers,
        Inc .........     1,095,000         10,950          6,484                                    17,434

Net loss ............                                               $   (45,584)                    (45,584)
                        -----------    -----------    -----------   -----------    -----------  -----------
Balance, December
    31, 1977 ........     2,175,000         21,750         48,034       (45,584)                     24,200

Issuance of com-
    mon stock:
    Pursuant to
        public offer-
        ing, net of
        underwriting
        expenses of     $    11,026        588,200          5,882       278,113                     283,995
    Cash ............       225,000          2,250        240,627                                   242,877
    Noncash .........         5,000             50          4,950                                     5,000

Net loss ............                                                   (66,495)                    (66,495)
                        -----------    -----------    -----------   -----------    -----------  -----------
Balance, December
    31, 1978 ........     2,993,200         29,932        571,724      (112,079)                    489,577

Issuance of common
    stock:
    Cash ............       231,850          2,318        438,932                                   441,250
    Noncash - re-
        lated parties        40,000            400         59,600                                    60,000
    Noncash - other .         6,675             67         13,283                                    13,350

Net loss ............                                                  (128,242)                   (128,242)
                        -----------    -----------    -----------   -----------    -----------  -----------

Balance, December
    31, 1979 ........     3,271,725         32,717      1,083,539      (240,321)                    875,935

Issuance of com-
    mon stock:
    Cash ............       289,750          2,898        837,102                                   840,000
    Noncash .........        59,500            595        118,405                                   119,000

Net loss ............                                                  (219,021)                   (219,021)
                        -----------    -----------    -----------   -----------    -----------  -----------

Balance, December
    31, 1980 ........     3,620,975         36,210      2,039,046      (459,342)                  1,615,914

                                      F-17

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995
                                                                     Deficit
                                                                   Accumulated
                                                     Additional       in the
                                         Common        Paid-in     Development      Treasury
                          Shares         Stock         Capital         Stage          Stock          Total
Issuance of com-
    stock:
    Cash ...........        65,625    $       656    $   261,844                                  $   262,500
                       -----------    -----------    -----------    -----------    -----------    -----------

Balance, pre-
    stock split ....     3,686,600         36,866      2,300,890    $  (459,342)                    1,878,414

Issuance of common
    stock:
    Pursuant to a
        four-for-one
        stock split     11,059,800        110,598       (110,598)
    Cash ...........       578,000          5,780        552,220                                      558,000
    Noncash ........       104,000          1,040        102,960                                      104,000

Commission on sale
    of common stock                                      (57,300)                                     (57,300)

Net loss ...........                                                   (288,105)                     (288,105)
                       -----------    -----------    -----------    -----------    -----------    -----------

Balance, December
    31, 1981 .......    15,428,400        154,284      2,788,172       (747,447)                    2,195,009

Issuance of common
    stock:
    Cash ...........       861,006          8,610        755,516                                      764,126
    Noncash ........       162,000          1,620        160,380                                      162,000

Commission on
    sale of common
    stock ..........                                     (56,075)                                     (56,075)

Net loss ...........                                                   (287,291)                     (287,291)
                       -----------    -----------    -----------    -----------    -----------    -----------

Balance, December
    31, 1982 .......    16,451,406        164,514      3,647,993     (1,034,738)                    2,777,769

Issuance of com-
    mon stock:
    Cash ...........     1,273,134         12,732      1,176,818                                    1,189,550
    Noncash ........        70,834            708         70,126                                       70,834
    Exercise of
        stock op-
        tions by:
        Related par-
           ties ....       267,500          2,675        264,825                                      267,500
        Others .....         4,000             40          3,960                                        4,000

Commission on sale
    of common stock                                     (124,830)                                    (124,830)

Net loss ...........                                                   (749,166)                     (749,166)
                       -----------    -----------    -----------    -----------    -----------    -----------

Balance, December
    31, 1983 .......    18,066,874        180,669      5,038,892     (1,783,904)                    3,435,657

                                      F-18

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995
                                                                         Deficit
                                                                        Accumulated
                                                         Additional       in the
                                             Common        Paid-in      Development    Treasury
                           Shares            Stock         Capital         Stage         Stock          Total
                           ------            -----         -------         -----         -----          -----
Issuance of common
    stock:
    Cash ............      1,201,700    $     12,017    $  1,139,683                                 $  1,151,700
    Noncash .........         27,500             275          27,225                                       27,500
    Exercise of
        stock options
        by related
        parties .....        200,000           2,000         198,000                                      200,000

Commission on sale
    of common stock .                                        (90,950)                                     (90,950)

Net loss ............   $                                                  (301,894)                     (301,894)
                        ------------    ------------    ------------   ------------    ------------  ------------

Balance, December
    31, 1984 ........     19,496,074         194,961       6,312,850     (2,085,798)                    4,422,013

Issuance of com-
    mon stock:
    Cash ............        421,308           4,213         295,866                                      300,079
    Noncash .........         10,000             100           7,400                                        7,500
    Exercise of
        stock op-
        tions by:
        Related par-
           ties .....        200,000           2,000         148,000                                     150,000
        Others ......          1,000              10             740                                         750

Commission on sale
    of common stock .                                         (3,462)                                     (3,462)

Net loss ............                                                      (133,929)                    (133,929)
                        ------------    ------------    ------------   ------------    ------------ ------------

Balance, December
    31, 1985 ........     20,128,382         201,284       6,761,394     (2,219,727)                   4,742,951

Issuance of common
    stock:
    Cash ............        569,000           5,690         294,810                                     300,500
    Noncash - re-
        lated parties        160,000           1,600          78,400                                      80,000
    Noncash - others         135,000           1,350          52,650                                      54,000

Net loss ............                                                      (227,788)                    (227,788)
                        ------------    ------------    ------------   ------------    -----------  ------------

Balance, December
    31, 1986 ........     20,992,382         209,924       7,187,254     (2,447,515)                   4,949,663

                                      F-19

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995
                                                                       Deficit
                                                                      Accumulated
                                                         Additional      in the
                                           Common          Paid-in     Development     Treasury
                             Shares        Stock           Capital        Stage          Stock          Total
Issuance of common
    stock:
    Cash ............      2,604,368    $     26,044    $  1,261,257                                 $  1,287,301
    Noncash - re-
        lated parties        202,000           2,020          68,880                                       70,900
    Noncash - other .         37,500             375          36,875                                       37,250

Commission on sale
    of common stock .                                       (110,243)                                    (110,243)

Net loss ............                                                   $   (730,116)                    (730,116)
                         ------------    ------------   ------------    ------------    ------------ ------------

Balance, December
    31, 1987 ........     23,836,250         238,363       8,444,023     (3,177,631)                    5,504,755

Issuance of common
    stock - noncash
    - related par-
    ties ............        200,000           2,000          48,000                                       50,000

Net loss ............                                                      (386,704)                     (386,704)

Purchase of
    50,000 shares of
    treasury stock -
    at cost .........                                                                  $    (12,500)        (12,500)
                        ------------    ------------    ------------   ------------    ------------    ------------

Balance, December
    31, 1988 ........     24,036,250         240,363       8,492,023     (3,564,335)        (12,500)      5,155,551

Issuance of common
    stock:
    Cash ............        678,000           6,780         103,720                                        110,500
    Noncash - others         283,666           2,836          31,030                                         33,866
    Noncash - re-
        lated parties        210,000           2,100          29,400                                         31,500
    Private place-
        ment:
        Cash ........      2,275,000          22,750                                                         22,750
        Debt issuance
           expense ..                                        455,000                                        455,000
    Conversion of
        debentures ..      1,050,000          10,500          94,500                                        105,000
    Exercise of
        stock options        300,000           3,000          42,000                                         45,000

Commission on sale
    of common stock .                                         (1,500)                                        (1,500)

                                      F-20

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995
                                                                         Deficit
                                                                       Accumulated
                                                         Additional       in the
                                            Common         Paid-in      Development     Treasury
                            Shares          Stock          Capital         Stage          Stock          Total

Compensation re-
    sulting from
    stock options
    granted .........                                   $     39,000                                   $     39,000

Net loss ............                                                  $ (1,279,804)                     (1,279,804)
                        ------------    ------------    ------------   ------------    ------------    ------------

Balance, December
    31, 1989 ........     28,832,916         288,329       9,285,173     (4,844,139)   $    (12,500)      4,716,863

Sale of Under-
    writer's stock
    warrants ........                                            100                                            100

Issuance of common
    stock:
    Cash ............        335,000           3,350          41,875                                         45,225
    Noncash - others          39,855             399           5,579                                          5,978
    Conversion of
        debentures ..        160,000           1,600          30,400                                         32,000

Net loss ............                                                    (1,171,962)                     (1,171,962)
                        ------------    ------------    ------------   ------------    ------------    ------------

Balance, December
    31, 1990 ........     29,367,771         293,678       9,363,127     (6,016,101)        (12,500)      3,628,204

Issuance of common
    stock:
    Cash - others ...      1,799,576          17,996          78,935                                        96,931
    Cash - related
        parties .....      1,800,000          18,000          72,000                                        90,000
    Noncash -
        others ......      1,183,724          11,837          47,350                                        59,187
    Conversion of
        debentures ..      3,731,000          37,310         588,690                                       626,000
    Exercise of
        stock options        250,000           2,500          10,000                                        12,500
    Conversion of
        notes payable        250,000           2,500          12,500                                        15,000

Net loss ............                                                      (764,926)                      (764,926)
                        ------------    ------------    ------------   ------------    ------------    ------------

Balance, December
    31, 1991 ........     38,382,071         383,821      10,172,602     (6,781,027)        (12,500)      3,762,896

Issuance of common
    stock:
    Cash - others ...      2,021,923          20,219         149,389                                        169,608
    Cash - related
        parties .....        630,000           6,300          42,700                                         49,000
    Noncash -
        others ......      1,729,609          17,296         348,762                                        366,058
    Noncash - re-
        lated parties         12,120             121             485                                            606

                                      F-21

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995
                                                                         Deficit
                                                                        Accumulated
                                                         Additional       in the
                               Common                      Paid-in      Development      Treasury
                            Shares          Stock          Capital          Stage          Stock           Total
    Noncash - exer-
        cise of op-
        tions by re-
        lated parties      2,050,000    $     20,500    $     82,000                                    $    102,500
    Conversion of
        debentures ..        540,000           5,400         156,600                                         162,000
    Commission on
        sale of com-
        mon stock -
        related par-
        ties ........                                         (7,123)                                         (7,123)

Net loss ............                                                   $ (1,343,959)                     (1,343,959)
                        ------------    ------------    ------------    ------------    ------------    ------------

Balance, December
    31, 1992 ........     45,365,723         453,657      10,945,415      (8,124,986)   $    (12,500)      3,261,586

Issuance of common
    stock:
    Cash - others ...        873,400           8,734         125,230                                         133,964
    Cash - related
        parties .....        777,000           7,770          69,930                                          77,700
    Noncash - others         150,000           1,500          13,500                                          15,000
    Noncash - set-
        tlement of
        litigation ..      1,000,000          10,000          90,000                                         100,000
    Noncash - exer-
        cise of op-
        tions by re-
        lated parties        200,000           2,000           8,000                                          10,000
    Conversion of
        debentures ..        140,000           1,400          33,600                                          35,000
    Conversion of
        loan ........        100,000           1,000           9,000                                          10,000

Net loss ............                                                       (797,619)                       (797,619)
                        ------------    ------------    ------------    ------------    ------------    ------------

Balance, December
    31, 1993 ........     48,606,123         486,061      11,294,675      (8,922,605)        (12,500)      2,845,631

Retirement of
    treasury stock ..        (50,000)           (500)        (12,000)                         12,500

Net loss ............                                                       (381,596)                       (381,596)
                        ------------    ------------    ------------    ------------    ------------    ------------

Balance, December
    31, 1994 ........     48,556,123         485,561      11,282,675      (9,304,201)                      2,464,035

                                      F-22

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995
                                                                           Deficit
                                                                          Accumulated
                                                            Additional      in the
                                             Common           Paid-in     Development    Treasury
                            Shares           Stock            Capital         Stage        Stock     Total
Issuance of common
    stock:
    Settlement of
        claims by
        joint venture
        partner ......      6,000,000    $     60,000    $    408,000                            $    468,000
    Repayments of
        loan from
        joint venture
        partner ......      3,200,000          32,000         217,600                                 249,600
    Repayments of
        long-term debt
        and accrued
        interest - re-
        lated parties       8,679,797          86,798         590,227                                 677,025
    Exchange of
        shares for
        profit parti-
        cipation in-
        terests ......      2,700,000          27,000         (27,000)
    Net loss .........                                                   $   (924,344)               (924,344)
                         ------------    ------------    ------------    ------------    -----   ------------

    Balance, Decem-
        ber 31, 1995 .     69,135,920    $    691,359    $ 12,471,502    $(10,228,545)   $--     $  2,934,316
                         ============    ============    ============    ============    =====   ============

                       See Notes to Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995




                                                                            Cumulative
                                                                                from
                                                   1995            1994       Inception

Operating activities:
    Net loss .............................   $   (924,344)   $   (381,596)   $(10,228,545)
    Adjustments to reconcile net
        loss to net cash used in operat-
        ing activities:
        Depreciation and depletion .......        122,143         121,855       1,910,543
        Amortization of debt issuance
           expense .......................                          6,843         683,047
        Value of common stock issued
           for:
           Services ......................                                        970,277
           Settlement of litigation ......                                        100,000
           Settlement of claims by joint
               venture partner ...........        468,000                         468,000
        Compensation resulting from
           stock options granted .........                                        311,900
        Value of stock options granted
           for services ..................                                        112,500
        Equity in net loss of joint
           venture .......................         15,540          34,826         120,270
        Other ............................                                         (7,123)
        Changes in operating assets
           and liabilities:
           Other current assets ..........             71             924
           Accounts payable and accrued
               expenses ..................        138,305          72,164         461,749
                                             ------------    ------------    ------------
                  Net cash used in operat-
                    ing activities .......       (180,285)       (144,984)     (5,097,382)
                                             ------------    ------------    ------------

Investing activities:
    Purchases and additions to mining,
        milling and other property and
        equipment ........................                                     (5,035,354)
    Purchases of mining reclamation
        bonds ............................                        (16,000)        (45,000)
    Decrease in security deposits ........                          3,667
    Deferred mine development costs
        and other expenses ...............       (234,435)                       (255,319)
                                             ------------    ------------    ------------
                  Net cash used in invest-
                    ing activities .......       (234,435)        (12,333)     (5,335,673)
                                             ------------    ------------    ------------

                                      F-24

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1995
                                                                              Cumulative
                                                                                 from
                                                  1995             1994        Inception
                                                  ----             ----        ---------
Financing activities:
    Issuances of common stock ............                                   $  8,460,657
    Issuance of Underwriter's stock
        warrants .........................                                            100
    Commissions on sales of common
        stock ............................                                       (381,860)
    Purchases of treasury stock ..........                                        (12,500)
    Payments of deferred under-
        writing costs ....................                                        (63,814)
    Proceeds from exercise of
        stock options ....................                                        306,300
    Issuance of convertible de-
        bentures and notes ...............   $    200,000                       1,305,000
    Proceeds of loans from joint
        venture partner ..................        331,980    $    156,581         526,288
    Payments of debt issuance
        expenses .........................                                       (164,233)
    Proceeds of other notes and
        loans payable ....................                          6,000         688,000
    Repayments of other notes and
        loans payable ....................                        (10,000)       (120,000)
    Proceeds of loans from affiliate .....                          3,475          55,954
    Repayments of loans from affili-
        ate ..............................                                        (48,661)
           Net cash provided by financ-
               ing activities ............        531,980         156,056      10,551,231
                                             ------------    ------------    ------------

Increase (decrease) in cash ..............        117,260          (1,261)        118,176

Cash, beginning of period ................            916           2,177            --
                                             ------------    ------------    ------------

Cash, end of period ......................   $    118,176    $        916    $    118,176
                                             ============    ============    ============


Supplemental disclosure of cash flow data:
    Interest paid ........................   $      4,441    $     19,577    $    298,868
                                             ============    ============    ============

                       See Notes to Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Organization and basis of presentation:
                    Organization:
                       Franklin Consolidated Mining Co., Inc. (the "Company"), which was originally incorporated on December 1, 1976 under the laws of the State of Delaware, is principally engaged in the exploration, development and mining of precious and nonferrous metals, including gold, silver, lead, copper and zinc. The Company owns directly or has an indirect interest in a number of precious and nonferrous metals properties.

                       The Company holds the exclusive right to explore, develop, mine and extract all minerals located in 28 patented mining claims comprising approximately 322 acres, in which the Company holds 100% lease interests (the "Hayden/Kennec Leases") and 23 additional owned or leased mining properties (collectively, the "Franklin Mine"), all of which are located near Idaho Springs in Clear Creek County, Colorado. It also constructed a crushing and floatation mill which is located on the site of the Franklin Mine (the "Franklin Mill").

                       During February 1993, the Company entered into a Joint Venture Agreement with Island Investment Corp. ("Island"), which at the time was an unaffiliated company, and formed Zeus No. 1 Investments (the "Joint Venture"), a California general partnership, for the purpose of developing the Franklin Mine and Mill. Among other things, the Zeus Joint Venture Agreement (i) required Island to provide both technical and financial support to the Joint Venture, (ii) required the Company to contribute to the Joint Venture the rights to the exclusive use of its assets (including its lease interests) related to the Franklin Mine and Mill and
                       (iii) originally provided that after the return of any initial capital contributions and certain priority payments, Island and the Company would receive 50% of any partnership income until each party had received
                       $15,000,000; thereafter Island and the Company would receive 73% and 27%, respectively, of any partnership income. In May 1993, Island assigned its interest in the Joint Venture to its 91%-owned subsidiary, Gems & Minerals Corp. ("Gems").

                       Effective in August 1994, the Company and Island agreed to amend the Zeus Joint Venture Agreement to provide for, among other things, the waiver of priority payments and an adjustment to the distribution arrangement whereby 70% and 30% of the Joint Venture's income or loss (as defined) would be allocated to Gems and the Company, respectively. Effective in September 1995, the Company, Island and Gems agreed to further amend the Zeus Joint Venture Agreement to provide for, among other things, the allocation of 82.5% and 17.5% of the Joint Venture's income or loss (as defined) to Gems and the Company, respectively (see Note 4).

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization and basis of presentation (continued):
                    Organization (concluded):
                       During 1993, operations at the mining properties consisted primarily of the efforts by the Joint Venture to develop and improve mineral recovery methodology, which were financed primarily by Island's cash capital contributions of approximately $430,000. During 1994, such operations consisted primarily of repair and remediation work to comply with environmental regulatory requirements, further site preparation, metallurgical analysis and the planning of an exploratory drilling program to further prove the Company's reserves. During 1995, such operations consisted primarily of a comprehensive core drilling and analysis program (the "Analysis Program").

                       Although there are extensive shafts, tunnels and a mill in place on the Franklin Mine site which management believes would support a 150 ton per day operation, the Joint Venture and the Company had not conducted any significant commercial mining operations and had not generated any significant revenues through December 31, 1995 and, therefore, the Company and the Joint Venture are still in the development stage. Although management of the Company expects the Joint Venture to commence some commercial mining and milling activities at the Franklin Mine during 1996, it does not anticipate that the Company will derive any significant revenues or cash flows from its 17.5% interest in such start-up operations during 1996.

                    Basis of presentation:
                       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company is a development stage enterprise whose operations have generated recurring losses and cash flow deficiencies from its inception. As of December 31, 1995, it had an accumulated deficit of approximately $10,229,000 and a working capital deficiency of $639,000. As explained in Note 5, the Company was in default with respect to the payment of the principal of and the accrued interest on its outstanding convertible debentures which totaled $158,000 as of December 31, 1995. As explained in Note 6, the Company was delinquent with respect to the payment of $44,000 of real estate taxes as of December 31, 1995 and was subject to a regulatory order to increase its land reclamation bond by $159,000 and complete the remedia- tion of certain violations of environmental regulations as of April 10, 1996. The Company is substantially dependent on its Joint Venture partner for its short-term financing and the funding of the development of its principal mining and milling properties which were not operational as of December 31, 1995. Such matters raise substantial doubt about the Company's ability to continue as a going concern.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Organization and basis of presentation (concluded):
                    Basis of presentation (concluded):
                       The Company's ability to continue as a going concern will depend, primarily, on whether it can obtain additional debt or equity financing from its Joint Venture partner or from other sources to fund its existing obligations and the additional obligations it will incur while its mining resources are being developed, the continued forbearance of the holders of its convertible debentures and, ultimately, the ability of the Joint Venture, in which it holds a 17.5% interest and to which it has committed substantially all of its resources, to conduct profitable mining and milling operations on a sustained basis. As also explained in Note 5, the Company did obtain approximately $200,000 from the private placement of convertible notes subsequent to Decem- ber 31, 1995. Management of the Company does not believe that operations of the Joint Venture will generate any significant profits or cash flows for the Company during 1996. However, management believes, but cannot assure, that the Company's Joint Venture partner will continue to provide the remainder of the funds the Company will need to operate through December 31, 1996. Accordingly, the accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.


Note 2 - Summary of significant accounting policies: Use of
                    estimates:
                       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                    Mining,  milling and other property and  equipment:  Mining, milling and other property and equipment is recorded at cost. Costs incurred to improve and develop mining and milling properties are capitalized. Mine development expenditures incurred substantially in advance of production are capitalized.

                       Depletion of mining and milling improvements and mine development expenditures is computed using the units of production method based on probable reserves (there were no charges for depletion in 1995 and 1994 since the Company's principal mining and milling facilities were not in operation). Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the related assets.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies (continued):
                    Joint Venture:
                       The Company accounts for its investment in the Joint Venture pursuant to the equity method. As a general partner in the Joint Venture, the Company would be liable to creditors and certain other parties for any obligations the Joint Venture might ultimately be unable to satisfy. Accordingly, the Company records its equity in the net losses of the Joint Venture even though they exceed the Company's total investment.

                    Revenue recognition:
                       Revenues from sales of mineral concentrates will be recognized by the Company and the Joint Venture only upon receipt of final settlement funds from the smelter.

                    Environmental remediation:
                       Environmental remediation costs are accrued based on estimates of known environmental remediation exposures and, generally, charged to expense as incurred.

                    Issuances of common stock:
                       Noncash issuances of common stock in exchange for assets and services are recorded at their estimated fair market values.

                    Income taxes:
                       The  Company   accounts  for  income  taxes  pursuant  to
                       Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which utilizes an asset and liability approach to financial accounting and reporting for income taxes. Under this approach, deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies (concluded):
                    Recent pronouncements affecting accounting standards:
                    During 1995, the Financial Accounting Standards Board is-sued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Statement No. 121 prescribes the method to be used in the evaluation of long-lived and cer-tain identifiable intangible assets for impairment and the method to be used in accounting for any such impairment. Statement No. 123 requires certain disclosures related to the estimated fair value at the date of grant of certain equity instruments issued to employees. The Company has not determined the effects, if any, of these pronouncements which it will be required to implement during 1996.


Note 3 - Mining, milling and other property and equipment:
                    Mining, milling and other property and equipment consisted of the following at December 31, 1995:



                       Machinery and equipment                       $1,219,220
                       Mine and mill improvements                     4,248,278
                       Furniture and fixtures                            11,714
                       Automotive equipment                              84,096
                                                                     ----------
                                                                      5,563,308
                       Less accumulated depreciation
                           and depletion                              1,715,194
                                                                     ----------
                             Total                                   $3,848,114
                                                                     ==========

Note 4 - Status of the Zeus Joint Venture Agreement:
                    The Zeus Joint Venture Agreement, as amended effective August 31, 1994, required (i) Gems to provide both technical and financial support to the Joint Venture; (ii) the Company to contribute to the Joint Venture the rights to the exclusive use of its lease interests and other assets related to the mining properties in Clear Creek County, Colorado; (iii) the potential transfer of the Company's assets to the Joint Venture; (iv) the issuance to Gems of 6,000,000 common shares of the Company, subject to the authorization by the stockholders of the Company of a sufficient number of shares for such issuance and certain other conditions; and (v) the allocation of 70% and 30% of the Joint Venture's income or loss (as defined) to Gems and the Company, respectively.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 4 - Status of the Zeus Joint Venture Agreement (continued):
                    During the latter part of 1994, the management of Gems informed the Board of Directors of the Company that prior to allocating substantial additional resources to the mining facilities owned by the Company (which the Joint Venture is responsible for developing) and the commencement of commercial mining operations, it wished to (i) more clearly define the relationships between the parties to the Zeus Joint Venture Agreement, as amended effective August 31, 1993, and (ii) conduct the Analysis Program to ascertain the scope and extent of proven and probable reserves of mine ore containing economically recoverable minerals not previously identified or reported.

                    Effective in December 1994, the Company, Island and Gems entered into a Binding Exchange Letter Agreement. Pursuant to such Binding Exchange Letter Agreement, Gems agreed that, upon consummation of a final agreement, it would transfer, in a tax free exchange, certain of its assets for approximately 270,000,000 newly issued common shares of the Company, together with certain demand and piggyback registration rights and anti-dilution rights. The assets that were to be exchanged by Gems included (i) Gems' 70% interest in the Joint Venture; (ii) the exclusive rights to the use of Gems' proprietary processes, technologies and techniques; and (iii) property rights acquired by Gems pursuant to a November 1994 agreement in principle related to the Hayden lease (see Note 6).

                    The Binding Exchange Letter Agreement further provided that if a definitive Exchange Agreement was not consummated and approval of the Company's stockholders was not obtained in a timely fashion, then the Company would be obligated to issue 6,000,000 shares to Gems or, if that were not possible, pay Gems at least $1,500,000 as a priority payment.

                    The Company was unable to obtain the approval of its stockholders in a timely fashion and Gems made certain claims for compensation under the Exchange Agreement. As a result, in September 1995, the Company, Island and Gems entered into an agreement (the "Settlement Agreement") whereby the parties acknowledged that the Exchange Agreement was not timely consummated due to the failure of the Company to obtain the approval of its stockholders for an increase in its authorized capital stock in a timely manner. In settlement of the parties' claims against the Company for such failure to perform, the Company agreed to issue 6,000,000 shares of its common stock to Gems or, in the alternative, to pay $1,500,000

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 4 - Status of the Zeus Joint Venture Agreement (continued):
                    as upset compensation to Gems (the "Upset Fee"). The Company further agreed to use its best efforts to cause its stockholders to approve an increase in its authorized capital stock from 50,000,000 to 100,000,000 shares of common stock at an annual meeting of stockholders in November 1995 to enable the Company to issue the shares to Gems. In the event that the Company, after using its best efforts, was unable to obtain the requisite approval of its stockholders, Gems agreed to reduce the Upset Fee to $600,000. The parties further agreed to convert $249,600 of the total amount previously advanced to the Company by Gems to cover operating expenses into 3,200,000 additional shares of its common stock, subject to the approval of the Company's stockholders of the increase in its authorized capital stock referred to above. Finally, as further consideration for the settlement of their claims, Gems' interest in the Joint Venture was increased to 82.5% and the Company's interest was reduced to 17.5%. Gems was also given certain demand and piggyback registration rights with respect to shares to be issued under the Settlement Agreement.

                    On November 30, 1995, the stockholders of the Company approved the proposed increase in the authorized capital stock of the Company and, as required by the Settlement Agreement, in December 1995, the Company issued to Gems 3,200,000 shares of its common stock to reduce outstanding advances by $249,600 and 6,000,000 shares of its common stock as additional consideration for the settlement of claims by Gems. Based on an estimated fair market value of $.078 per share, the Company recognized a loss on settlement of claims by its Joint Venture partner of $468,000 for the issuance of the 6,000,000 shares to Gems.

                    Based on information developed through the Analysis Program and previously available geological data and reports, the management of the Joint Venture believes that the application of the Company's proprietary technologies and processes should result in economically viable commercial mining operations at the Franklin Mine.

                    Pursuant to the terms of the Zeus Joint Venture Agreement, Gems has provided advances to the Company of $563,288 since the inception of the agreement, including $331,980 and $156,581 in 1995 and 1994, respectively. As a result of the noncash transaction described above whereby the Company issued 3,200,000 shares of its common stock to Gems in December 1995 to reduce outstanding advances by $249,600, the balance of the loans payable to the Company's Joint Venture partner totaled $313,688 at December 31, 1995. Such balance is nonin-

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

Note 4 - Status of the Zeus Joint Venture Agreement (concluded):
                    terest bearing and without a specific due date. In addition, Gems has guaranteed the payment of the Company's outstanding convertible promissory notes (see Note 5). The Joint Venture is also a development stage company. The Company's investment in the Joint Venture as of December 31, 1995, and the Joint Venture's results of operations for the year then ended in relation to those of the Company, were not material.


Note 5 - Convertible debt:
                    The  Company's   convertible   debt  at  December  31,  1995
                    consisted of the following:
                       12.25% convertible debentures (a)               $145,000
                       15% convertible promissory notes (b)             200,000
                                                                        -------
                           Total                                       $345,000
                                                                       ========

                    (a) As of December 31, 1995, the Company was in default with respect to the payment of the $145,000 principal balance of the debentures and $13,321 of accrued inter-est payable for the quarters subsequent to March 31, 1995. The Company sent notices to its debentureholders in December 1995 asking for their consent by February 15, 1996 to the further extension of the maturity date to December 31, 1996. It was also contemplated that conversion rights would also be extended at the previ-ous rate of $.50 per share. The Company also agreed that it would make all interest payments due to such holders through December 31, 1995, prepay interest which will become due at the end of the first quarter of 1996 and set up a fund with the Trustee to secure the timely payment of the principal balance of the de-bentures on December 31, 1996. Only one holder of a $1,000 debenture rejected the Company's request.

                              While it is the intention of management and the Company to comply with the terms of the agreements with the debentureholders, the Company has been unable to comply as a result of the liquidity and cash flow problems described in Note 1. As a result of its default and its continued failure to comply with the December 1995 agreements, the Company may be subject to legal proceedings by the Transfer Agent/Trustee under the Indenture Agreement or from debentureholders seeking immediate repayment of principal plus interest and penalties. Management cannot assure that there will be funds available for the required payments or what the effects of any actions brought by or on behalf of the deben- tureholders will be.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 5 - Convertible debt (concluded):
                    (b) In December 1995, the Company commenced an offering exempt from registration pursuant to Rule 505 of Regu-lation D of the 15% secured convertible promissory notes in the aggregate principal amount of $1,500,000. The Company terminated the offering on February 5, 1996 after selling convertible notes in the aggregate prin-cipal amount of $400,000, of which $200,000 was out-standing at December 31, 1995 as shown above. Each convertible note will mature 18 months from the date of its issuance. The notes will be convertible into shares of the Company's common stock after April 1, 1996 at a conversion price based on 75% of the average market price of the Company's common stock (as defined) for a specified period prior to conversion. Noteholders have unlimited piggyback registration rights and, commencing one year after issuance and subject to certain condi-tions, will have demand registration rights with re-spect to the common stock underlying the convertible notes. The convertible notes are guaranteed by Gems and secured by Gems' profit interest in the Joint Venture.


Note 6 - Commitments and contingencies:
                    Lease commitments:
                       The Joint Venture was primarily formed to develop the mining properties pursuant to the Company's rights under the Hayden/Kennec Leases, and the future success of its operations is dependent on its ability to utilize and extend those lease rights and/or to otherwise acquire the rights to the use of such properties and the extraction of the related resources.

                       The Company entered into the Hayden/Kennec Leases with the fee owners of 28 patented mining claims in Clear Creek County on November 12, 1976. Under the provisions of these leases, Franklin has the exclusive right to explore for, develop and mine and to extract any minerals found in the mines, lodes, veins and dumps located thereon. In addition, Franklin has certain water and mill operating rights.

                       The initial terms of the Hayden/Kennec Leases were for 20 years at aggregate monthly rentals equal to the greater of $2,000 or 5% of realized proceeds from the sale of minerals derived from the leased property. In addition, the Company is required to pay all related property taxes and insurance. Rentals amounted to $24,000 in 1995 and were paid by the Joint Venture.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

Note 6 - Commitments and contingencies (continued): Lease
                    commitments (concluded):
                       The Hayden/Kennec Leases grant the Company the right to purchase the mineral rights to the leased property upon the payment of $1,250,000 less any previous rental payments.

                       In the event that the Hayden/Kennec Leases are terminated, any leasehold or other improvements on the mining properties made by Gems, the Joint Venture or the Company become the property of the lessors without compensation to Gems, the Joint Venture or the Company. The Company has the right to assignment under the lease.

                       As of December 31, 1995, the Company was delinquent in paying approximately $44,000 of the required taxes due (including interest). Clear Creek County has filed liens on those taxes in arrears. Certain of these liens were sold under auction during October 1994 and the Company has three years from the date of sale to redeem them.

                       To further secure the ability of the Joint Venture partners to exploit the Clear Creek County mining properties, Gems entered into an agreement on December 21, 1995 to purchase all of the right title and interest of Audry Hayden in and to all mining claims and properties located on the property which is subject to the Hayden/Kennec Lease as well as Hayden's interest under the Hayden Lease with the Company (the "Hayden Interests") for a purchase price of $75,000. In addition, Gems agreed to pay Hayden $5,000 representing payment in full of back payments due and owing to Hayden by the Company on the Hayden Lease and further agreed to pay to Hayden $1,000 per month for a period of 12 months commencing on the date of the Purchase Agreement. On the date upon which the final $1,000 installment is due to Hayden, Gems will pay the remaining principal balance of the purchase price which will consist of $75,000 less the initial payment of $5,000 advanced for back payments on the Hayden Lease. The management of Gems has informed the Company that it believes that as a result of the acquisition of the Hayden Interests, the interest in the surface rights held by the Hayden Lease and the provisions of the Kennec Lease that permit the exploration and development of such properties by any method of mining, the Joint Venture will have adequate access to the minerals during the term of the Kennec Lease and on a continuing basis even if the Kennec Lease should expire and not be renewed by the Company.

                    Legal proceedings:
                       The Company is a party to various legal proceedings in the normal course of business. It is the opinion of management that these actions are routine in nature and their disposition will not have any material adverse effects on the Company's financial position or results of operations.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 6 - Commitments and contingencies (continued): Environmental matters:
                       During November 1993, the Company was notified by the State of Colorado Division of Minerals and Geology (the "DMG") that the Joint Venture had failed to file a plan in the form of a Technical Revision to address erosion, sedimentation and run-off matters at the Franklin Mine in connection with continuation of the Company's state mining permit. As a result, the Company had to take certain remedial actions, increase its reclamation bond from $29,000 to $45,000 and pay a $5,000 fine during 1994.

                       In August 1994, the Company received an informal notice from the DMG of an additional violation at the Franklin Mine related to water run-off matters. The Company attempted to rectify the violations cited by the DMG but was unable to do so in a timely manner because such corrections required performance of work outside the boundaries of its then current permit. The Company agreed that it would refrain from any mining or milling operations at the Franklin Mine until the DMG (i) amended the Company's permit to enable it to perform the required technical and remediation work and (ii) determined that all required work was completed.

                       In February 1996, the DMG permitted the Company to commence crushing activity at the Franklin Mine pursuant to another prospecting permit. In March 1996, the Company was notified that it would be required to increase its land reclamation bond by an amount that would be determined subsequently. In an effort to comply, the Company increased its reclamation bond from $45,000 to $93,000. On or about March 28, 1996, the Company received a temporary cease and desist order prohibiting it from conducting mining and milling operations at the Franklin Mine until such time as all of the violations cited by the DMG are corrected. However, management believes that the cease and desist order will have minimal effects on the prospecting and testing activities that are in process at the Franklin Mill since they are being conducted pursuant to a permit that is specifically excluded from such order. In addition, the Mined Land Reclamation Bureau of Colorado determined that the Company's reclamation bond should be further increased to approximately $252,000 by April 5, 1996.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 6 - Commitments and contingencies (concluded): Environmental matters (concluded):
                       The Company had not posted the required bond as of April 10, 1996. In addition, management cannot determine what the ultimate costs will be of rectifying the violations cited by the DMG and complying with environmental regulations. In addition, management cannot assure that the Company will be able to obtain the funds necessary for the required increase in the reclamation bond and the additional expenditures for the required corrective actions, and it cannot determine what the effects, if any, will be on the Com- pany's financial statements if such financing is not obtained and the corrective actions are not taken.


Note 7 - Income taxes:
                    As of December 31, 1995, the Company had net operating loss carryforwards of approximately $9,512,000 available to reduce future Federal taxable income which, if not used, will expire at various dates through December 31, 2010. Due to changes in the ownership of the Company, the utilization of these loss carryforwards may be subject to substantial annual limitations.

                    The Company has offset the deferred tax asset of $3,234,000 attributable to the potential benefits from such net operating loss carryforwards as of December 31, 1995 by an equivalent valuation allowance due to the uncertainties related to the extent and timing of its future taxable income. There were no other material temporary differences as of that date.

                    The expected Federal income tax benefit, computed based on the Company's pre-tax losses in 1995 and 1994 and the statutory Federal income tax rate, is reconciled to the actual tax benefit reflected in the accompanying financial statements as follows:

                                                            1995         1994
                                                          --------      ------

                       Expected tax benefit at statutory
                           rates                           $314,000    $130,000

                       Decrease resulting from valuation
                           allowance for benefits from net
                           operating loss carryforwards    (314,000)   (130,000)
                                                           --------    --------
                              Totals                       $   -       $   -
                                                           ========    ========

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 8 - Stockholders' equity:
                    Issuance of common stock to convert debt and other equity interests:
                       In May 1992, the Company issued a series of promissory notes to related parties and others in the aggregate principal amount of $504,000 that bore interest at 3% above a specified prime rate. In addition, the holders of notes in the principal amount of $450,000 were entitled, under certain conditions, to a 1% interest in the profits (as defined) of the Company for each $50,000 of principal amount held and, accordingly, held total profit participation interests of 9%. In July 1993, Gems was assigned notes in the principal amount of $200,000 and the related 4% profit participation interests.

                       During 1995, the Company entered into agreements for the conversion of all of the notes, the accrued interest thereon and the profit participation interests whereby
                       (i) the entire principal balance and the accrued interest payable at the respective dates of conversion which totaled $677,025 was converted at $.078 per share (the estimated fair market value of the unregistered shares) into a total of 8,679,797 shares of common stock and (ii) all of the profit participation interests were converted at the rate of 300,000 shares for each 1% profit participation interest held into a total of 2,700,000 shares of common stock. These conversions were noncash transactions and, accordingly, they are not reflected in the accompanying 1995 statement of cash flows.

                    Common stock reserved for issuance:
                       During 1995, the Company issued warrants for the purchase of 500,000 shares of common stock at an exercise price of $.01 per share as part of the consideration for services provided to the Company. In the opinion of management, the fair value of the warrants was not material and the Company did not recognize any expense related to such issuance.

                       At  December  31,  1995,  shares  of  common  stock  were
                       reserved  for  issuance  upon  exercise  of   outstanding
                       debentures, notes and warrants as follows:

                           Convertible debentures                       290,000
                           Convertible promissory notes (a)           1,066,667
                           Warrants                                     500,000
                                                                      ---------
                              Total                                   1,856,667

                           (a) Computed based on the fair market value of the Compa- ny's common stock as of December 31, 1995 (see Note 5).

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 9 - Fair value of financial instruments:
                    The Company's material financial instruments at December 31, 1995 for which disclosures of estimated fair values are required by certain accounting standards consisted of cash, convertible debentures, convertible notes and loans payable to the Joint Venture partner. The fair value of cash is equal to its carrying value because of the liquidity and short-term maturity of such a financial instrument. The fair value of the fixed rate convertible notes is equal to the carrying value because such obligations were issued just prior to December 31, 1995 at a market interest rate. Because of the relationship of the Company and its Joint Venture partner, there is no practical method that can be used to determine the fair value of the loans payable by the Company. Because of the Company's defaults with respect to the payment of the convertible debentures and the uncertainties related to the ability of the Company to obtain the funds for their repayment, there is no practical method that can be used to determine the fair value of the loans payable by the Company to the holders of the debentures.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On December 26, 1995, the Company notified Wolinetz, Gottlieb & Lafazan, P.C. ("WGL") of its decision to dismiss the firm as its independent accountants. The decision to dismiss WGL was approved by the Board of Directors of the Company.

         During the two most recent fiscal years of the Company prior to the dismissal, none of the reports of WGL on the financial statements of the Company contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to audit scope, or accounting principles, except that WGL had modified its reports on the financial statements of the Company to include an explanatory paragraph referring to uncertainties about the ability of the Company to continue as a going concern. During the two most recent fiscal years and the subsequent interim period preceding the dismissal of WGL, there were no disagreements with the Company and WGL concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused WGL to make a reference to the subject matter thereof in its report had such disagreement not been resolved to the satisfaction of WGL.

         In February 1996, the Company retained J.H. Cohn LLP to act as its independent accountants for the year ended December 31, 1995.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of Delaware provides for broad indemnification of officers and directors and allows the corporation to advance funds to such indemnified party to defend such action prior to the adjudication thereof. The Certificate of Incorporation of the Company does not grant any indemnification rights other than those specifically set forth in
Section 145, nor does the Company maintain any director and officer liability insurance at this time.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth an estimate (except with respect to SEC Registration fees) of all fees and expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Company:

SEC Registration Fee                                    $       383.33
Printing and Filing Expenses                            $     7,500.00
Legal Fees and Expenses                                 $    40,000.00
Accounting Fees and Expenses                            $    15,000.00
Blue Sky Fees and Expenses                              $     8,000.00
Transfer Agent Fees                                     $     3,000.00
Miscellaneous                                           $     2,000.00

                 Total                                  $    75,883.33


                     RECENT SALES OF UNREGISTERED SECURITIES

     On or about July, 1996, the Company issued to Saul Horing 1,000,000 shares of Common Stock as payment for a finders fee owed to Mr. Horing in connection with the Zeus Joint Venture. The shares were issued to Mr. Horing pursuant to
Section 4 (2) of the Act.

     In connection with its investment banking arrangements with Redstone Securities, Inc., the Company granted Redstone an option to purchase 2,500,000 share of Common Stock of the Company at an option price of $.01 per share. On or about November, 1996, Redstone exercised its option and the Company thereafter issued such shares to Redstone pursuant to the exemption set forth in Section 4
(2) of the Act.

     For a detailed discussion of additional offerings by the Company of unregistered securities, see "Managements Discussion and Analysis on Plan of Operation-Liquidity and Capital Resources." See also, quarterly reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.


                                    EXHIBITS



3.1  Articles of Incorporataion*

3.2  By Laws*

5.1  Opinion of Falcone, Houdek, Bailey & Curd LLP**

16.1 Letter on Change in Certifying Accountants*

23.1 Consent of JH Cohn, LLP, Independent Public Accountants***

23.2 Consent of Wolinetz, Gottleib & Lafazan, PC, Independent Certified Accountants***

*    Filed in public documents incorporated by reference herein
**   Filed herewith
***  Filed with Form SB-2 filed with the Commission on November 18, 1996.

                                  UNDERTAKINGS

          As the Company is registering securities under Rule 415 of the Securities Act, the Company will:

                 (a)  file,   during  any  period   which  it  offers  or  sells
securities, a past effective amendment to this registration statement to:

                    (i) include any prospectus required by Section 10(a)(3) of the Securities Act

                    (ii) reflect  in the  prospectus  any facts or events  which individually or together, represent a fundamental change in the information in the registration statement; notwithstanding the foregoing; any increase and decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from one low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b) of the Securities Act if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii)include any additional or changed material  information on the plan of distribution.

     (b) For determining liability under the Securities Act, treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

     (c ) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to such registration statement to be signed on its behalf by the undersigned in the City of New York, State of New York on December 16, 1996.

                     FRANKLIN CONSOLIDATED MINING CO., INC.


                                            /s/ J. Terry Anderson
                                            ----------------------------------
                                            J. Terry Anderson, President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated



December 16, 1996                                    /s/ J. Terry Anderson
                                                     ---------------------
                                                     J. Terry Anderson
                                                     President and Director


December 16, 1996                                    /s/ Robert Waligunda
                                                     ---------------------
                                                     Robert Waligunda
                                                     Secretary and Director



December 16, 1996                                    /s/ Robert J. Levin
                                                     ---------------------
                                                     Robert J. Levin
                                                     Vice President-Finance and
                                                     Chief Financial Officer


December 16, 1996                                    /s/ Richard Brannon
                                                     ---------------------
                                                     Richard Brannon
                                                     Vice President- West Coast
                                                     Operations

                                       55